Exhibit 10.1

$40,000,000

CREDIT AGREEMENT

dated as of September 30, 2013

among

AFFIRMATIVE INSURANCE HOLDINGS, INC.,

as Borrower

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC,

as Sole Bookrunner and Sole Lead Arranger

Exhibits and Schedules

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Affiliate Subordination Agreement
Exhibit C	Form of Assignment and Assumption
Exhibit D	Form of Borrowing Request
Exhibit E	Form of Guarantee and Collateral Agreement
Exhibit F	Form of Perfection Certificate
Exhibit G	Form of U.S. Tax Compliance Certificate

Schedule I	Commitments
Schedule 1.01(b)	Subsidiary Guarantors
Schedule 3.08 (a)	Subsidiaries
Schedule 3.08(b)	Additional Prohibitions and Restrictions
Schedule 3.09	Litigation
Schedule 3.17	Environmental Matters
Schedule 3.18	Insurance
Schedule 3.19(a)	UCC Filing Offices
Schedule 3.20	Owned Real Property
Schedule 3.26	Regulated Insurance Subsidiary Permits
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments

CREDIT AGREEMENT dated as of September 30, 2013 (this “Agreement”), among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the LENDERS from time to time party hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”) and CREDIT SUISSE SECURITIES (USA) LLC, as sole bookrunner and sole lead arranger.

The parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. Defined Terms

As used in this Agreement, the following terms shall have the meanings specified below:

“2004 Debentures” shall mean the $30,928,000 aggregate principal amount of Junior Subordinated Debt Securities due 2035 issued by Borrower to Affirmative Trust I, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“2005 Debentures” shall mean the $25,774,000 aggregate principal amount of Junior Subordinated Debt Securities due 2035 issued by Borrower to Affirmative Trust II, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning set forth in the definition of Permitted Acquisition.

“Adjusted LIBO Rate” shall mean, with respect to any EuroDollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves; provided, however that notwithstanding the foregoing, the Adjusted LIBO Rate shall at no time be less than 1.25% per annum.

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement substantially in the form of Exhibit B pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Affirmative Intercompany Tax Agreement” shall have the meaning assigned to such term in Section 5.13.

“Affirmative Trust I” shall mean Affirmative Insurance Holdings Statutory Trust I, a special purpose statutory Delaware business trust established by Borrower, of which Borrower holds all the common securities, which purchased from Borrower the 2004 Debentures.

“Affirmative Trust II” shall mean Affirmative Insurance Holdings Statutory Trust II, a special purpose statutory Delaware business trust established by Borrower, of which Borrower holds all the common securities, which purchased from Borrower the 2005 Debentures.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Agreement” shall have the meaning assigned to such term in the preamble.

“A.M. Best” shall mean A.M. Best & Company, Inc.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates (or by reference to any successor or substitute entity or other quotation service providing comparable quotations to such British Bankers’ Association Interest Settlement Rates) for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association (or any successor or substitute agency) as an authorized vendor for the purpose of displaying such rates). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Margin” shall mean (a) with respect to the Loans that are EuroDollar Loans, 7.25%; and (b) with respect to Loans that are ABR Loans, 6.25%.

“Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period of time from and after the Closing Date up to and including the date that is the first anniversary of the Closing Date, 3.00% times the principal amount of any prepayment of the Loans on such date, (b) during the period of time after the date that is the first anniversary of the Closing Date up to and including the date that is the second anniversary of the Closing Date, 2.00% times the principal amount of any prepayment of the Loans on such date, (c) during the period of time after the date that is the second anniversary of the Closing Date up to and including the date that is the third anniversary of the Closing Date, 1.00% times the principal amount of any prepayment of the Loans on such date and (d) thereafter, zero. Notwithstanding the foregoing or anything to the contrary contained herein, no Applicable Prepayment Premium shall be due and owing (x) for the period commencing on the Closing Date and ending on the 91st day after the primary syndication efforts for the Facility shall have been completed (as reasonably determined by the Arranger in consultation with the Borrower) so long as the Loans are paid in full with the proceeds of newly incurred Indebtedness substantially concurrently with the application of the prepayment or (y) in connection with (i) any mandatory prepayment of the Loans resulting from the events described in Sections 2.13(a) and (e) and (ii) any repayment of the Loans in accordance with Section 2.11.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” shall mean CS Securities acting in its capacity as sole bookrunner and sole lead arranger for the Facility.

“Asset Sale” shall mean the sale, lease, sub-lease, sale and leaseback, assignment, conveyance, transfer, issuance or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries or (b) any other assets of the Borrower or any of the Subsidiaries, including Equity Interests of any Person that is not a Subsidiary (other than (i) inventory, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) Permitted Liens, (iii) leases, subleases, licenses or sublicenses (including with respect to intellectual property including the provision of software under an open source license), in each case in the ordinary course of business and that do not materially interfere with the business of the Borrower and its Subsidiaries, (iv) dispositions of property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such disposition are promptly applied to the purchase price of such replacement property, (v) transfers of property subject to casualty or condemnation, (vi) the unwinding of any Hedging Agreement pursuant to its terms, (vii) terminations of leases, subleases, licenses and sublicenses in the ordinary course of business) and (viii) the sale or discount by any Regulated Insurance Subsidiary without recourse and in the ordinary course of business of overdue accounts receivable arising in the ordinary course of business but only in connection with the compromise or collection thereof consistent with customary industry practice (and not part of any bulk sale or financing transaction)).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent and, to the extent its consent is required, the Borrower.

“Authorized Control Level” shall mean “Authorized Control Level Risk-Based Capital” as defined by the NAIC as of December 31, 1994, as such definition has been amended from time to time, and as applied in the context of the Risk-Based Capital Guidelines promulgated by the NAIC.

“Benefit Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Borrower Subordinated Notes” shall mean (i) the 2004 Debentures and (ii) the 2005 Debentures.

“Borrower Trust Preferred Note Documents” shall mean each of the indentures under which each of the Borrower Subordinated Notes is issued and all other instruments, agreements and other documents evidencing or governing each of the Borrower Subordinated Notes or providing any Guarantee or other right in respect thereof, as the same may amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of EuroDollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business” shall mean the businesses of the Borrower and its Subsidiaries limited to the provision of non-standard automobile insurance and the premium finance thereof, including businesses incidental, related, corollary thereto or a reasonable extension thereof.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a EuroDollar Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, with respect to any Person, (a) the additions to property, plant and equipment and other capital expenditures of such Person and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such Person and its consolidated Subsidiaries during such period other than: (i) to the extent permitted by this Agreement, a reinvestment of the Net Cash Proceeds of any Asset Sale or Recovery Event, (ii) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding the Borrower or any of its Subsidiaries) and for which the Borrower or any Subsidiary has not provided or is not required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period), (iii) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (x) used, worn out, obsolete or surplus equipment traded in at the time of such purchase and (y) the proceeds of a concurrent sale of used, worn out, obsolete or surplus equipment, in each case, in the ordinary course of business or (iv) any expenditure or Capital Lease Obligations arising in connection with the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or Personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. For purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP consistently applied with the principles existing on the Closing Date; provided, however that, in the sole discretion of the Borrower, any obligations relating to a lease that was accounted for by a Loan Party as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date shall be accounted for as an operating lease and not a Capital Lease Obligation for all purposes under this Agreement and the other Loan Documents.

“Cash Flow” shall mean, for any relevant 12 month fiscal period, the sum, without duplication, of (i) for the Borrower, USAgencies and their respective subsidiaries (other than the Regulated Insurance Subsidiaries), Consolidated EBITDA for the relevant period, (ii) all state and federal income tax expenses incurred by the Regulated Insurance Subsidiaries for the relevant period, and (iii) the greater of (a) combined statutory earnings for all Regulated Insurance Subsidiaries for the December 31st calendar period most recently ended prior to the relevant period, and (b) the sum of 10% of surplus of all Regulated Insurance Subsidiaries as of the last day of the December 31st calendar period most recently ended prior to the relevant period, provided that for purposes of calculating Cash Flow for any period (A) the Cash Flow of USAgencies and of any other Acquired Entity acquired by the Borrower or any Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and

(B) the Cash Flow of any person or line of business sold or otherwise disposed of by the Borrower or any Subsidiary during such period for shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period). The preceding formula shall be adjusted on a proportionate basis for any relevant period that is not a fiscal twelve month period.

“Cash Management Obligations” means obligations owed by the Borrower or any Subsidiary in respect of any overdraft and liabilities arising from treasury, depository and Cash Management Services.

“Cash Management Services” means any one or more of the following types of services or facilities provided to the Borrower or any Subsidiary by any Person: (a) ACH transactions; (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services; (c) foreign exchange facilities; (d) credit card processing services; (e) purchase cards; and (f) credit or debit cards.

“CFC” shall mean a “controlled foreign corporation” as such term is defined in Section 957 of the Code.

“Change in Control” shall be deemed to have occurred if (a) the Permitted Holders shall fail to own directly or indirectly, beneficially and of record, Equity Interests representing at least the Required Minimum Percentage of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower, (b) any “Person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than the Permitted Holders shall own directly or indirectly, beneficially or of record, Equity Interests representing a greater percentage of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower then held, directly or indirectly, beneficially and of record, by the Permitted Holders, (c) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by Persons who are not Continuing Directors, (d) the Borrower shall at any time fail to own directly or indirectly, beneficially and of record, 100% of each class of issued and outstanding Equity Interests in each of its direct wholly-owned Subsidiaries free and clear of all Liens (other than Liens permitted hereby) or (e) any change of control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in the Subordinated Debt Documents to which the Borrower or any Subsidiary is a party.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean September 30, 2013.

“Closing Date Material Adverse Effect” as defined in the Retail Sale Purchase Agreement.

“Closing Date Subordinated Credit Agreement” shall mean that certain Subordinated Credit Agreement, dated as of the Closing Date, by and among the Borrower, the Lenders party thereto from time to time, the Subordinated Administrative Agent and the Subordinated Collateral Agent as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Closing Date Subordinated Debt” shall mean all Indebtedness outstanding under the Subordinated Debt Documents.

“Closing Date Subordinated Debt Documents” shall mean the Closing Date Subordinated Credit Agreement and all other Loan Documents (as defined in the Closing Date Subordinated Credit Agreement) as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Code” shall mean the Internal Revenue Code of 1986.

“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document; provided, that in no event shall “Collateral” include any Excluded Assets.

“Collateral Agent” shall mean Credit Suisse AG, Cayman Islands Branch, and its successors and permitted assigns.

“Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Loans hereunder as set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender assumed its Commitment, as applicable. The initial aggregate amount of the Commitments is $40,000,000.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense with respect to senior secured Indebtedness and Subordinated Debt for such period, excluding (i) any amount not payable in cash, (ii) any fees, costs or expenses associated with the consummation of the Transactions, (iii) annual agency fees paid to the Administrative Agent, (iv) costs or expenses associated with obtaining any Hedging Agreement, (v) fees, costs or expenses associated with any Investment permitted hereunder, equity issuance or debt issuance (in each case, whether or not consummated) and (vi) fees, costs or expenses incurred in connection with any amendment, waiver, supplement or other modification of any Loan Document.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash charges, write-downs, expenses or losses reducing Consolidated Net Income for such period (other than the write-down of current assets), (v) any fees, costs and expenses related to the consummation of the Transactions, (vi) any expenses or charges (other than depreciation or amortization expense) related to any amendment or other modification of the Loans or the Loan Documents or the Subordinated Debt or the Subordinated Debt Documents (whether or not consummated), (vii) unusual, nonrecurring or extraordinary charges or expenses in an amount not to exceed $2,000,000, (provided that to the extent that all or any portion of the income of any person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period any amounts set forth in the preceding clauses (i) through (vii) that are attributable to such Person shall not be included for purposes of this definition for such period or portion thereof), and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges, write-downs, expenses or losses added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating Consolidated EBITDA for any period (A), the Consolidated EBITDA of any Acquired Entity acquired by the Borrower or any Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of by the Borrower or any Subsidiary during such period for shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower and its Non-Regulated Subsidiaries for such period (including all commissions, discounts and other fees and charges owed by the Borrower and the Non-Regulated Subsidiaries with respect to letters of credit and bankers’ acceptance financing), net of interest income, in each case determined on a consolidated basis in accordance with GAAP, plus (b) any interest and fees accrued during such period in respect of Indebtedness of the Borrower or any Non-Regulated Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, provided that for purposes of calculating Consolidated Interest Expense for any period (A), the Consolidated Interest Expense of any Acquired Entity acquired by the Borrower or any Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated Interest Expense of any Person or line of business sold or otherwise disposed of by the Borrower or any Non-Regulated Subsidiary in accordance with the terms of this Agreement during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period). For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower and the Non-Regulated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Non-Regulated Subsidiary, (b) the income or loss of any Person accrued prior to the date it becomes a Non-Regulated Subsidiary or is merged into or consolidated with the Borrower or any Non-Regulated Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Non-Regulated Subsidiary, (c) the income of any Person (other than a Non-Regulated Subsidiary) in which any other Person (other than the Borrower or a Wholly Owned Non-Regulated Subsidiary or any director holding qualifying shares in accordance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a Wholly Owned Non-Regulated Subsidiary by such Person during such period in respect of such income and (d) any gains attributable to sales of assets out of the ordinary course of business.

“Continuing Directors” shall mean, at any time, any member of the board of directors of Borrower who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election (or the Permitted Holders).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Account” means a Deposit Account of a Loan Party which is subject to the control of the Collateral Agent, for the benefit of the Secured Parties, in accordance with the terms of the Guarantee and Collateral Agreement.

“Cure Expiration Date” shall have the meaning assigned to it in Article VII(o).

“Cure Notice” shall have the meaning assigned to it in Article VII(o).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disclosure Exceptions” shall mean documents (a) subject to attorney-client privilege or constitutes attorney work-product, (b) subject to contractually binding confidentiality obligations owed to a third party existing prior to the date of this Agreement or confidential agreements entered into in the ordinary course of business consistent with past practice (and not made in contemplation of this Agreement) or (c) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law.

“Disqualified Institution” shall mean any entity identified by the Borrower in writing to the Administrative Agent prior to the Closing Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Distribution” shall mean (a) any payment of a distribution, interest or dividend in respect of any Equity Interest, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other acquisition or retirement of any Equity Interest or any other payment or distribution made in respect thereof, either directly or indirectly or (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interest.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” shall mean any Person, other than Borrower or any Subsidiary or Affiliate thereof, including any Permitted Holder or any Sponsor Related Entity, that meets the requirements to be an assignee under Section 9.04(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).

“Engagement Letter” shall mean the Engagement Letter, dated as of September 26, 2013, by and between the Borrower and the Administrative Agent.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, threatened Release, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” shall mean any Permit issued pursuant to any Environmental Law.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations; provided, that any instrument evidencing Indebtedness convertible or exchangeable for Capital Stock shall not be deemed to be Equity Interests, unless and until any such instruments are so converted or exchanged.

“Equity Issuance” shall mean any issuance or sale by the Borrower of any Equity Interests of the Borrower, or the receipt by the Borrower of any capital contribution, as applicable, except in each case for (a) any issuance of directors’ qualifying shares and (b) sales or issuances of common stock of Borrower to management or employees of the Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee Benefit Plan in existence from time to time in the ordinary course of business.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Benefit Plan to satisfy the “minimum funding standard” under Section 412 and 430 of the Code or Section 302 and 303 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Benefit Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Benefit Plan or Plans or to appoint a trustee to administer any Benefit Plan; (f) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section 436(f) of the Code; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “critical” or “endangered” status under Section 432 of the Code and Section 305 of ERISA; (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified Person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (i) any other event or condition with respect to a Benefit Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary. “EuroDollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“EuroDollar Loan” shall mean a Loan that bears interest at a rate based on the definition of Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any relevant twelve (12) month fiscal period, without duplication, Cash Flow, less (a) the consolidated aggregate amount of all Capital Expenditures for such period, including capital payments for business expenditures and investments, such as capital lease payments, (b) consolidated state and federal income taxes for such period, (c) Consolidated Interest Expense, (d) ordinary corporate dividends made in accordance with the terms hereof during such period and (e) cash consideration utilized for Permitted Acquisitions during the relevant twelve (12) month fiscal period. The preceding formula shall be adjusted on a pro rata basis for any relevant period that is not a fiscal twelve (12) month period.

“Excluded Account” means, individually or collectively as the context requires, any deposit account used for payroll, taxes or other employee wage and benefit payments or trust or escrow deposit accounts.

“Excluded Assets” shall have the meaning set forth in the Guarantee and Collateral Agreement.

“Excluded Foreign Subsidiaries” shall mean, at any time, (a) any Foreign Subsidiary that is a CFC, (b) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (c) any Domestic Subsidiary that has no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs or (d) any Subsidiary that is prohibited by applicable law from guaranteeing the Obligations.

Excluded Subsidiaries” means collectively, Excluded Foreign Subsidiaries, each TruPS Business Trust, each Real Estate Subsidiary, each Regulated Insurance Subsidiary, each Qualified Insurance Holding Company, each Immaterial Subsidiary and each Subsidiary that is prohibited by applicable law, rule or regulation or, to the extent that such obligation would prevent the granting of such Guarantee, by any contractual obligation existing on the Closing Date or existing at the time of acquisition thereof from Guaranteeing the Loans (to the extent such contractual obligation was not created in contemplation of such acquisition) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee (unless such consent, approval, license or authorization has been received).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (ii) imposed by the United States or (iii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 2.21) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Facility” shall mean that certain Credit Agreement, dated as of January 31, 2007, by and among the Borrower, the lenders party thereto and US Bank, National Association (as successor to Credit Suisse, Cayman Islands Branch), as administrative agent for such lenders.

“Existing TruPS Business Trusts” shall mean Affirmative Trust I and Affirmative Trust II.

“Extended Loans” shall have the meaning assigned to such term in Section 9.08(c)(ii).

“Extending Lender” shall have the meaning assigned to such term in Section 9.08(c)(ii).

“Extension” shall have the meaning assigned to such term in Section 9.08(c).

“Extension Offer” shall have the meaning assigned to such term in Section 9.08(c).

“Extraordinary Receipts” means any Net Cash Proceeds received by any Loan Party or any of their respective Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.13(b), (c), (d), (e) or (f) hereof), including, without limitation, (a) foreign, federal, state or local income tax refunds, (b) pension plan reversions, (c) proceeds of insurance to the extent not constituting a Recovery Event, (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action or litigation, and (e) condemnation awards (and payments in lieu thereof) to the extent not constituting a Recovery Event.

“Facility” means the Commitments and the Loans made hereunder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the Fee Letter dated as of September 30, 2013, among the Borrower, CS and CS Securities.

“Fees” shall mean the fees payable under the Engagement Letter and the Fee Letter.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financial Reinsurance Agreement” shall mean a reinsurance agreement covering any transaction in which any Regulated Insurance Subsidiary cedes business that does not meet the conditions for reinsurance accounting as provided by the Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 113, as the same may be revised, replaced, or supplemented from time to time.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of (a) the guarantor or (b) another Person (including any bank under a letter of credit) to induce the creation of which the guarantor has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation, contingent or otherwise, of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) to act as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (v) to otherwise assure or hold harmless the owner of such Indebtedness or other obligation against loss in respect thereof; provided, however, that the term “Guarantee” shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) obligations of Regulated Insurance Subsidiaries under Insurance Contracts, Reinsurance Agreements or Retrocession Agreements and the terms “Guaranteeing” and “Guaranteed” shall have meanings correlative thereto. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement substantially in the form of Exhibit E, to be executed and delivered by the Borrower and each Subsidiary Guarantor.

“Hazardous Materials” shall mean any petroleum (including crude oil or fraction thereof) or petroleum products or byproducts, or any pollutant, contaminant, chemical, compound, constituent, or hazardous, toxic or other substances, materials or wastes defined, or regulated as such by, or pursuant to, any Environmental Law, or requires removal, remediation or reporting under any Environmental Law, including asbestos, or asbestos containing material, radon or other radioactive material, polychlorinated biphenyls and urea formaldehyde insulation.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, fuel or other commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments and on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Subsidiary shall be a Hedging Agreement.

“Immaterial Subsidiary” means a Subsidiary of the Borrower that, individually or in the aggregate with all other Immaterial Subsidiaries so designated by the Borrower, (a) accounted for less than 2.5% of Consolidated EBITDA of the Borrower for the most recently completed fiscal quarter with respect to which, financial statements have been, or are required to have been, delivered by the Borrower on or before the date as of which any such determination is made, as reflected in such financial statements, and (b) has assets which represent less than 2.5% of the Total Assets (as defined by GAAP) of the Borrower as of the last day of the most recently completed fiscal quarter with respect to which, financial statements have been, or are required to have been, delivered by the Borrower on or before the date as of which any such determination is made, as reflected in such financial statements.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than current trade accounts payable incurred in the ordinary course of business, which for the avoidance of doubt, shall mean trade payables that are no more than ninety (90) days outstanding after the earlier of (i) the typical payment date or (ii) the required payment date), (e) all obligations of such person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests in such person, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that if such Indebtedness has expressly not been assumed, the amount of such Indebtedness for purposes of this Agreement shall be the lesser of (1) the amount of such Indebtedness and (2) the fair market value of the collateral subject to such Lien, (g) all obligations of such Person under Financial Reinsurance Agreements, (h) all Guarantees by such Person of Indebtedness of others, (i) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (j) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in, or other relationship with, such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, Indebtedness shall not include (obligations to employees undertaken in the ordinary course and consistent with past practice under health or disability employee benefit programs not constituting obligations for borrowed money.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to it in Section 9.05(b).

“IRS” shall mean the United States Internal Revenue Service.

“Indemnified Liabilities” shall have the meaning assigned to it in Section 9.05(b).

“Indemnitee” shall have the meaning assigned to such term in Section 9.05.

“Information” shall have the meaning assigned to such term in Section 9.16.

“Installment Agreement” shall mean an agreement or arrangement (however evidenced) pursuant to which a policyholder agrees to pay a Regulated Insurance Subsidiary the premium cost on an insurance policy at a future date in one or more installments, together with a service charge.

“Insurance Business” shall mean one or more aspects of the business of (a) selling, issuing or underwriting non-standard personal auto insurance and (b) selling or issuing reinsurance substantially related to the foregoing.

“Insurance Contract” shall mean any insurance contract or policy issued by a Regulated Insurance Subsidiary (but shall not include any Reinsurance Agreement or Retrocession Agreement).

“Insurance Regulators” shall mean, with respect to any Regulated Insurance Subsidiary, the Governmental Authority, insurance department or similar administrative authority or agency located in (a) each state in which such Regulated Insurance Subsidiary is domiciled or (b) to the extent asserting regulatory jurisdiction over such Regulated Insurance Subsidiary, the Governmental Authority, insurance department, authority or agency in each state in which such Regulated Insurance Subsidiary is licensed, shall include any federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Insurance Subsidiary.

“Intellectual Property Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Intellectual Property Security Agreement” shall mean all Intellectual Property Security Agreements to be executed and delivered by the Loan Parties, each substantially in the applicable form required by the Guarantee and Collateral Agreement.

“Intercreditor and Subordination Agreement” shall mean that certain Intercreditor and Subordination Agreement, dated as of the Closing Date, by and between the Collateral Agent and the Subordinated Collateral Agent.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each fiscal month and (b) with respect to any EuroDollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a EuroDollar Borrowing with an Interest Period of more than one month’s duration, each day that would have been an Interest Payment Date had successive Interest Periods of one month’s duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any EuroDollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period with respect to any portion of any Loans shall extend beyond the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investments” shall have the meaning assigned to such term in Section 6.04.

“Lenders” shall mean (a) the Persons listed on the signature pages hereto and (b) any Person that has become a party hereto pursuant to an Assignment and Assumption. For the avoidance of doubt, (i) none of Borrower, its Subsidiaries or any respective Affiliate thereof, including any Permitted Holder or any Sponsor Related Entity, shall be permitted to be a Lender hereunder and (ii) no Disqualified Institution shall be a Lender hereunder.

“Leverage Ratio” shall mean, on any date, the ratio of (a) Total Debt (other than Subordinated Debt and any unsecured Indebtedness) on such date to (b) Cash Flow for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.

“LIBO Rate” shall mean, with respect to any EuroDollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or by reference to any successor or substitute entity or other quotation service providing comparable quotations to such British Bankers’ Association Interest Settlement Rates) for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association (or any successor or substitute agency)as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Intercreditor and Subordination Agreement and the Security Documents.

“Loan Parties” shall mean the Borrower and each Subsidiary Guarantor.

“Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01.

“Loss Adjustment Expense” shall mean costs and expenses incurred by the Borrower or its Subsidiaries in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a claim or loss, or alleged loss.

“Loss Ratio” means the ratio of gross loss and Loss Adjustment Expense to gross earned premiums for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the test date, taken as one accounting period. The Loss Ratio shall be measured on an accident year basis, which includes only the gross loss and Loss Adjustment Expense in respect of losses that occur during the period being reported on.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean shall mean a material adverse condition or material adverse change in or materially affecting (a) the business, assets, liabilities, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent, the Collateral Agent or the Secured Parties thereunder; provided that solely for purposes of the representations and warranties given on and as of the Closing Date, “Material Adverse Effect” shall mean a Closing Date Material Adverse Effect.

“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or the Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Real Property” shall mean all Real Property owned in fee by any Loan Party that, together with any improvements thereon, individually has a fair market value of at least $5,000,000.

“Maturity Date” shall mean March 30, 2016; provided, that such date may be extended in accordance with Section 9.08.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minimum Extension Condition” shall have the meaning assigned to it in Section 9.08.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean, initially, each parcel of real property and the improvements thereto owned by a Loan Party and specified on Schedule 1.01(a), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09 or 5.10.

“Mortgages” shall mean the fee mortgages or deeds of trust, assignments of leases and rents and other security documents granting a Lien on any Mortgaged Property to secure the Obligations, in form and substance reasonably satisfactory to the Agents and the Borrower.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAIC” shall mean the National Association of Insurance Commissioners or any successor organization thereto.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, Recovery Event or Extraordinary Receipts, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) in respect of Asset Sales, Extraordinary Receipts or Recovery Events, reasonable out-of-pocket expenses (including reasonable and customary broker’s fees or commissions, legal fees, transfer and similar taxes incurred by the Borrower and the Subsidiaries in connection therewith and the Borrower’s good faith estimate of taxes paid or payable in connection with such sale, after taking into account any available tax credits or deductions and any tax sharing arrangements) that are payable to non-Affiliates of the Borrower (other than transaction bonuses paid to management of the Borrower and its Subsidiaries in connection with the Transactions), (ii) in respect of Asset Sales, amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) in respect of Asset Sales, Extraordinary Receipts or Recovery Events, the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (iv) in respect of Asset Sales, Extraordinary Receipts or Recovery Events, any funded escrow established pursuant to the documents evidencing any such transaction to secure any indemnification obligations or adjustments to the purchase price, contingent payments or make whole payments associated therewith (provided that to the extent that any amounts are released from such escrow to the Borrower or a Subsidiary, such amounts net of any related expenses shall constitute Net Cash Proceeds); and (v) in respect of Asset Sales, Extraordinary Receipts or Recovery Events, any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Borrower or any of its Subsidiaries after such sale or other Disposition thereof, including without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided, however, that, in respect of Asset Sales in an amount not to exceed $100,000 in any fiscal year and Recovery Events, if (x) the Borrower shall deliver a certificate of a Financial Officer of the Borrower to the Administrative Agent at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and the Subsidiaries within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds and (b) with respect to any issuance or disposition of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes paid or payable and reasonable and customary fees, commissions, costs and other expenses incurred by the Borrower and the Subsidiaries in connection therewith that are payable to non-Affiliates of the Borrower.

“Non-Regulated Subsidiaries” shall mean the Subsidiaries of the Borrower that are not Regulated Insurance Subsidiaries.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents; provided that the “Obligations” shall in all events exclude Excluded Swap Obligations (as defined in the Guarantee and Collateral Agreement).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment request by the Borrower under Section 2.21).

“Participant” has the meaning assigned to such term in Section 9.04(d).

“Participant Register” has the meaning specified in Section 9.04(d).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” shall mean the Pre-Closing UCC Diligence Certificate substantially in the form of Exhibit F or any other form approved by the Collateral Agent.

“Permits” shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.

“Permitted Acquisition” shall mean the acquisition by the Borrower or any Subsidiary of all or substantially all the assets of a person or line of business of such person, or all of the Equity Interests of a person (referred to herein as the “Acquired Entity”); provided that (a) the Acquired Entity shall be a going concern and shall be in a similar line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recently concluded calendar year; (b) at the time of such transaction (i) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; and (B) the Borrower would be in compliance with the covenants set forth in Sections 6.11 through 6.14, in each case as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this definition occurring after such period) as if such transaction (and the occurrence or assumption of any Indebtedness in connection therewith) had occurred as of the first day of such period; (b) the Borrower and the Subsidiaries shall not incur or assume any Indebtedness in connection with such acquisition, except as permitted by Section 6.01; and (c) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Sections 5.09 and 5.10 and the Security Documents.

“Permitted Holders” shall mean JC Flowers I L.P., JC Flowers II L.P., JC Flowers II-A L.P., JC Flowers II-B L.P., JC Flowers & Co., LLC and any other affiliated investment funds which are managed or controlled thereby or an Affiliate thereof in the ordinary course of business and pursuant to written agreements (including, without limitation, pursuant to the organizational documents of such Persons).

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Liens” shall mean Liens permitted pursuant to Section 6.02.

“Permitted Refinancing Indebtedness” shall mean Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness (“Refinanced Indebtedness”); provided that (a) the principal amount of such refinancing, refunding, extending, renewing or replacing Indebtedness is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal or replacement, (b) such refinancing, refunding, extending, renewing or replacing Indebtedness has a final maturity that is no sooner than, and a Weighted Average Life to Maturity that is no shorter than, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any Guarantees thereof are subordinated to the Obligations, such refinancing, refunding, extending, renewing or replacing Indebtedness and any Guarantees thereof remain so subordinated on terms no less favorable to the Lenders, (d) the obligors in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing are the only obligors on such refinancing, refunding extending, renewing or replacing Indebtedness and (e) such refinancing, refunding, extending, renewing or replacing Indebtedness contains covenants and events of default and is benefited by Guarantees, if any, which, taken as a whole, are determined in good faith by a Financial Officer of the Borrower to be no less favorable to the Borrower or the applicable Subsidiary and the Lenders in any material respect than the covenants and events of default or Guarantees, if any, in respect of such Refinanced Indebtedness.

“Person” shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Pledged Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Pledged Securities” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Prime Rate” shall mean the rate of interest per annum announced from time to time by Credit Suisse AG, Cayman Islands Branch as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Projections” shall have the meaning assigned such term in clause (m) of Article IV.

“Qualified Counterparty” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Qualified Insurance Holding Company” means each Subsidiary of the Borrower that (x) is an entity which has as its only assets (a) the direct ownership of the Equity Interests of one or more Regulated Insurance Subsidiaries, (b) any de minimis assets related to such Regulated Insurance Subsidiaries and (c) any cash or other distributions from any such Regulated Insurance Subsidiary prior to prompt further distribution of such cash or distribution, subject to the Requirements of Law, if any, to the Qualified Insurance Holding Company’s parent, and (y) is subject to a Requirement of Law which, in the reasonable judgment of the Borrower and upon advice of counsel, prohibits, restricts or otherwise places limitations upon the ability of the Collateral Agent, for the benefit of the Secured Parties, being granted a perfected first priority security interest in the Equity Interests in such Subsidiary as if such Subsidiary were a Regulated Insurance Subsidiary, in each case, if, only to the extent and only for so long as such Requirement of Law remains in effect; provided that the Collateral Agent, for the benefit of the Secured Parties, shall have been granted a perfected first priority security interest in the Equity Interests in a wholly-owned Subsidiary of the Borrower (i) that at all times owns and controls 100% of the Equity Interests in each such Qualified Insurance Holding Company, (ii) is not itself a Qualified Insurance Holding Company, (iii) is and remains a Guarantor hereunder and (iv) has otherwise complied with its obligations under Section 5.09.

“Qualified Reinsurance Agreement” shall mean any Reinsurance Agreement entered into by any Regulated Insurance Subsidiary of the Borrower with a counterparty constituting a Qualified Reinsurance Counterparty, which such agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant annual statement or quarterly statement at the time prepared.

“Qualified Reinsurance Counterparty” shall mean (a) any Regulated Insurance Subsidiary of the Borrower and (b) any other Person having a rating of “B++” or better by A.M. Best, in each case to whom any Regulated Insurance Subsidiary has ceded liability pursuant to a Qualified Reinsurance Agreement; provided that following any downgrade by A.M. Best of any Person constituting a Qualified Reinsurance Counterparty pursuant to the foregoing clause (b), such Person shall cease to be a Qualified Reinsurance Counterparty only after a period of 30 consecutive days following the date of such downgrade in which such Person is not upgraded to a rating of “B++” or better.

“Real Estate Subsidiary” shall mean the Subsidiary formed by one or more Regulated Insurance Subsidiaries for the purpose of holding the Specified Property.

“Real Estate Subsidiary Financing” shall mean up to $15,000,000 in aggregate principal amount of Indebtedness of the Real Estate Subsidiary and/or any Regulated Insurance Subsidiary, which shall be secured solely by the Specified Property, and including any renewals, extensions or refinancings thereof (but not increases in the aggregate principal amount thereof in excess of $15,000,000 plus an amount equal to accrued interest, fees, premiums, costs and expenses incurred in connection therewith); provided, that in all cases (a) such Real Estate Subsidiary Financing shall not be guaranteed by any Loan Party; and (b) such Real Estate Subsidiary Financing shall not be secured by any Lien other than a Real Estate Subsidiary Lien.

“Real Estate Subsidiary Lien” shall mean a Lien that secures the Real Estate Subsidiary Financing, encumbering only the Specified Property and any leases and rents with respect to the lease currently existing on the Specified Property on the Closing Date.

“Real Property” shall mean all real property owned or leased from time to time by the Borrower and the Subsidiaries.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of the Borrower or any Subsidiary.

“Register” shall have the meaning assigned to such term in Section 9.04(c).

“Regulated Insurance Subsidiaries” shall mean collectively, Affirmative Insurance Company, an Illinois corporation, Affirmative Insurance Company of Michigan, a Michigan corporation, USDirect, USCasualty and any Subsidiary of the Borrower, formed or acquired after the Closing Date, which is authorized or admitted to carry on or transact Insurance Business in any jurisdiction, is regulated by an Insurance Regulator, and is required by any Insurance Regulator to file an annual statement in the form prescribed by NAIC for an insurance company; provided that for purposes of determining the Borrower’s compliance with Section 6.14 of this Agreement, with effect as of the Closing Date, US Direct shall not be deemed to be a Regulated Insurance Subsidiary for so long, as measured for any four fiscal-quarter period for which the financial statements are required to be delivered pursuant to Section 5.04, its gross written premium for such period is less than or equal to $250,000; provided further that a Person otherwise constituting a Regulated Insurance Subsidiary shall not be deemed to be a Regulated Insurance Subsidiary for purposes of determining the Borrower’s compliance with Section 6.14 of this Agreement if and only for so long as (i) the entirety of such Person’s insurance liabilities are fully assumed pursuant to one or more Qualified Reinsurance Agreements and (ii) such Person otherwise remains subject to Section 6.14.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinsurance Agreement” shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, trustees, employees, administrators, managers, agents, representatives and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, seepage, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping, leaching, or migration into, onto or through the environment or within or upon any building, structure or facility.

“Required Lenders” shall mean, at any time, Lenders having Loans representing at least a majority of the sum of all Loans outstanding at such time.

“Required Minimum EBITDA” shall mean (a) for the fiscal quarter ending December 31, 2013 (i) if the Risk-Based Capital Ratio for any Regulated Insurance Subsidiary (determined on an individual basis) is equal to or greater than 375% as of the last day of such fiscal quarter, $2,000,000 or (ii) if the Risk-Based Capital Ratio for any Regulated Insurance Subsidiary (determined on an individual basis) is less than 375% as of the last day of such fiscal quarter, $2,500,000 and (b) for the fiscal quarter ending March 31, 2014 and each fiscal quarter thereafter (i) if the Risk-Based Capital Ratio for any Regulated Insurance Subsidiary (determined on an individual basis) is equal to or greater than 375% as of the last day of such fiscal quarter, $2,500,000 or (ii) if the Risk-Based Capital Ratio for any Regulated Insurance Subsidiary (determined on an individual basis) is less than 375% as of the last day of such fiscal quarter, $3,000,000.

“Required Minimum Percentage” shall mean 30%; provided that the Required Minimum Percentage shall decrease to a revised Required Minimum Percentage of no lower than 15% if, and for so long (and only for so long as) the Permitted Holders continue to appoint and control the greater of three (3) or a majority of the seats (other than vacant seats) on the board of directors of the Borrower; provided further that such decrease shall be limited to the percentage of the Permitted Holders’ ownership dilution caused solely by the issuance of Equity Interests of the Borrower and not, for the avoidance of doubt, by the sale, transfer or other assignment of any Equity Interests of the Borrower by Permitted Holders to Persons that are not Permitted Holders.

“Required Prepayment Percentage” shall mean (a) in the case of any deferred consideration or released escrow amounts, 100%; (b) in the case of any Asset Sale or Recovery Event, 100%; (c) in the case of any Equity Issuance, 50%; (d) in the case of any issuance or other incurrence of Indebtedness, 100%; (e) in the case of any Excess Cash Flow, 50%; and (f) in the case of Extraordinary Receipts, 100%.

“Required Reserves” shall mean the minimum statutory reserve required by the Illinois Department of Insurance.

“Requirement of Law” shall mean as to any Person, the governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Real Property or Personal property or to which such Person or any of its property of any nature is subject.

“Resignation Effective Date” shall have the meaning assigned to it in Article VIII.

“Restricted Indebtedness” shall mean Indebtedness of any Loan Party, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any Equity Interests in Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Borrower or any Subsidiary.

“Retail Letter of Credit” shall mean the letter of credit described in Section 1.08 (f) of the Retail Sale Purchase Agreement.

“Retail Sale” shall mean the sale of the Retail Business (as defined in the Retail Sale Purchase Agreement) by the Borrower and the other sellers party to the Retail Sale Purchase Agreement.

“Retail Sale Purchase Agreement” shall mean that certain Stock and Asset Purchase Agreement, dated as of September 16, 2013, by and among the Borrower, Affirmative Services, Inc. and USAgencies Management Services, Inc., as sellers, and Confie Insurance Group Holdings, Inc. and Confie Seguros Holding II Co., as buyers.

“Retail Sale Purchase Documentation” shall mean, collectively, the Retail Sale Purchase Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements setting forth the terms thereof or entered into in connection therewith.

“Retained Equity Proceeds” shall mean an amount equal to the Net Cash Proceeds of any Equity Issuance not required to be applied to prepayment of the Loans pursuant to Section 2.13(c).

“Retrocession Agreement” shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

“Risk-Based Capital Ratio” shall mean, for any Regulated Insurance Subsidiary, the ratio (expressed as a percentage), at any time, of the Total Adjusted Capital of such Regulated Insurance Subsidiary to the Authorized Control Level of such Regulated Insurance Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“SAP” shall mean the statutory accounting and reporting practices prescribed or permitted by the insurance laws or Insurance Regulator (or other similar Governmental Authority) with respect to each Regulated Insurance Subsidiary.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” shall mean the Guarantee and Collateral Agreement, the Mortgages, the Intellectual Property Security Agreements and each of the other security agreements, pledges, mortgages, consents and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09 or Section 5.10.

“Senior Indebtedness” shall have the meaning assigned to it in Section 3.28.

“Solvent” shall mean (a) the fair value of the assets (on a going concern basis) of the Loan Parties (together with their Subsidiaries), taken as a whole, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value (on a going concern basis) of the property of the Loan Parties (together with their Subsidiaries), taken as a whole, will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties (together with their Subsidiaries), taken as a whole, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the ordinary course of business; and (d) the Loan Parties (together with their Subsidiaries), taken as a whole, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Asset Sale” shall have the meaning given to it in Section 2.13.

“Specified Debt Issuance” shall have the meaning given to it in Section 2.13,

“Specified Equity Contribution” shall have the meaning assigned to it in Article VII(o).

“Specified Hedge Agreement” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Specified Property” shall mean that certain parcel of owned real estate located at 1500 Main Street, Baton Rouge, Louisiana 70802 (including all fixtures, appurtenances, and any assignment of leases and rents).

“Sponsor Related Entity” shall mean any affiliate of a Permitted Holder (other than Borrower and its Subsidiaries).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). EuroDollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Administrative Agent” shall mean JCF AFFM Debt Holdings, L.P., in its capacity as administrative agent under the Closing Date Subordinated Credit Agreement, and its successors and permitted assigns.

“Subordinated Collateral Agent” shall mean JCF AFFM Debt Holdings, L.P., in its capacity as collateral agent under the Closing Date Subordinated Credit Agreement, and its successors and permitted assigns.

“Subordinated Debt” shall mean all Indebtedness outstanding under the Subordinated Debt Documents.

“Subordinated Debt Documents” shall mean the USAgencies Trust Preferred Note Documents, the Borrower Trust Preferred Note Documents and the Closing Date Subordinated Debt Documents.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Subsidiary” shall mean any Subsidiary of any Loan Party.

“Subsidiary Guarantor” shall mean, initially, each Subsidiary specified on Schedule 1.01(b) and, at any time thereafter, shall include each other Subsidiary that is not an Excluded Subsidiary.

“Synthetic Lease Obligations” shall mean all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of any property (whether real, Personal or mixed) creating obligations which do not appear on the balance sheet of such Person, but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such Person (without regard to accounting treatment).

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase or payment by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Adjusted Capital” shall mean “Total Adjusted Capital” as defined by the NAIC as of December 31, 1994, as such definition has been amended from time to time, and as applied in the context of the Risk-Based Capital Guidelines promulgated by the NAIC.

“Total Debt” shall mean, at any time, the aggregate amount of Indebtedness of the Borrower and the Subsidiaries outstanding at such time, in the amount that would be reflected on a balance sheet prepared at such time on a consolidated basis in accordance with GAAP.

“Trade Date” shall have the meaning assigned to it in Section 9.04(b)(i).

“Transactions” shall mean, collectively, (a) the obtaining by the Borrower of the term loan facility provided for by this Agreement, the incurrence of the Indebtedness hereunder and the use of proceeds thereof, (b) the repayment by the Borrower of all amounts outstanding under the Existing Credit Facility, the termination of the Existing Credit Facility and the release of all Liens and guarantees granted in respect thereof, in each case in a manner reasonably satisfactory to the Administrative Agent, (c) the obtaining by the Borrower of the Closing Date Subordinated Debt, (d) the Retail Sale and (e) the payment of fees, costs and expenses incurred in connection with any of the foregoing.

“TruPS” shall mean trust preferred securities issued to investors by a wholly-owned Subsidiary of the Borrower formed as a business trust (each a “TruPS Business Trust”) pursuant to organizational and charter documents substantially similar to those of the Existing TruPS

Business Trusts, in exchange for an investment of funds by such investors, which funds in turn are loaned by such TruPS Business Trust to the Borrower in exchange for the issuance by the Borrower of Indebtedness in the form of a debenture or similar instrument to such TruPS Business Trust (each a “TruPS Instrument”) and which otherwise contains provisions substantially similar to those set forth in the Subordinated Debt outstanding.

“TruPS Business Trust” has the meaning given such term in the definition of TruPS.

“TruPS Instrument” has the meaning given such term in the definition of TruPS.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code.

“USAgencies” shall mean USAgencies L.L.C., a Louisiana limited liability company and its Subsidiaries.

“USAgencies Indenture” shall mean the Indenture, dated as of March 29, 2005, by and among USAgencies and JPMorgan Chase Bank, National Association, as trustee, (as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement) the obligations of which shall be assumed by the Borrower in connection with the consummation of the transactions contemplated by the Retail Sale Purchase Documentation.

“USAgencies Subordinated Notes” shall mean USAgencies’s Floating Rate Subordinate Notes due 2035 in the aggregate amount of $20,000,000 issued pursuant to the USAgencies Indenture, the obligations of which shall be assumed by the Borrower in connection with consummation of the transactions contemplated by the Retail Sale Purchase Documentation.

“USAgencies Trust Preferred Note Documents” shall mean the USAgencies Indenture and all other instruments, agreements and other documents evidencing or governing the USAgencies Subordinated Notes or providing any Guarantee or other right in respect thereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“USCasualty” shall mean USAgencies Casualty Insurance Company, Inc., a Louisiana corporation.

“USDirect” shall mean USAgencies Direct Insurance Company, Inc., a New York corporation.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.20(f).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary”, when used in reference to a Subsidiary of any Person, shall mean a Subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person; a reference to a Subsidiary as Wholly Owned shall mean any Wholly Owned Subsidiary of the Borrower.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

SECTION 1.02. Terms Generally

The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including”, and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all rights and interests in tangible and intangible assets and properties of any kind whatsoever, whether real, Personal or mixed, including cash, securities, Equity Interests, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any definition of, or reference to, any Loan Document or any other agreement, instrument or document in this Agreement shall mean such Loan Document or other agreement, instrument or document as amended, restated, supplemented, modified, refinanced, extended, renewed, replaced or restructured from time to time (subject to any restrictions on such amendments, restatements, supplements, modifications, refinancings, extensions, renewals, replacements or restructuring set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof, (c) any reference to any law or regulation herein shall, unless otherwise specified, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law from time to time, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the term “knowledge” or “aware” in respect of any Loan Party or Subsidiary shall mean the knowledge of a Financial Officer of a Loan Party, and (f) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

SECTION 1.03. Classification of Loans and Borrowings

For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “EuroDollar Loan”).

SECTION 1.04. Pro Forma Calculations

All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, together with those adjustments that (a) have been certified by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (b) are based on reasonably detailed written assumptions.

SECTION 1.05. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight or standard, as applicable).

SECTION 1.07. Timing of Payment or Performance. Unless otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

SECTION 1.08. Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.

ARTICLE II.

The Credits

SECTION 2.01. Commitments

Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein, each Lender agrees, severally and not jointly, to make a Loan to the Borrower on the Closing Date in a principal amount not to exceed its Commitment. Amounts paid or prepaid in respect of Loans may not be reborrowed.

SECTION 2.02. Loans (a) The Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $250,000 and not less than $500,000.

(b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or EuroDollar Loans as the Borrower may request pursuant to Section 2.03; provided that no Borrowings may be converted into or continued as a EuroDollar Borrowing having an Interest Period in excess of one month prior to the date which is 30 days after the Closing Date. Each Lender may at its option make any EuroDollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than four EuroDollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m. New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account in the name of the Borrower, and designated by the Borrower in the applicable Borrowing Request or, if the Borrowing on the Closing Date shall not occur because any condition precedent herein specified shall not have been met (or waived), return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the Closing Date that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the Closing Date in accordance with paragraph (c) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Closing Date a corresponding amount. If the

Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent on the Closing Date, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing or (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

SECTION 2.03. Borrowing Procedure

In order to request a Borrowing, the Borrower shall hand deliver or fax (or request telephonically with prompt hand delivery or fax made thereafter) to the Administrative Agent a duly completed Borrowing Request (a) in the case of a EuroDollar Borrowing, not later than 12:00 (noon), New York City time, one Business Day before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, on the day of a proposed Borrowing. Each Borrowing Request shall be irrevocable, signed by or on behalf of the Borrower and shall specify the following information: (i) whether such Borrowing is to be a EuroDollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) in respect of the Closing Date only, the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a EuroDollar Borrowing, the initial Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any EuroDollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of the notice given on the Closing Date in accordance with this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing on the Closing Date.

SECTION 2.04. Repayment of Loans; Evidence of Debt

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender made to the Borrower as provided in Section 2.11.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of the sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof. Such accounts shall be available for review by the Borrower from time to time at reasonable times and upon reasonable request.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.04 shall be conclusive evidence (absent manifest error) of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans made to the Borrower in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall promptly execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees

The Borrower agrees to pay to the Administrative Agent the fees in the amounts and at the times from time to time agreed in writing by the Borrower pursuant to each of the Engagement Letter and the Fee Letter.

SECTION 2.06. Interest on Loans

(a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days at all times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each EuroDollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan and shall be payable in cash. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest

If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days at all times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08. Alternate Rate of Interest

In the event, and on each occasion, that prior to the commencement of any Interest Period for a EuroDollar Borrowing (a) the Administrative Agent shall have determined that adequate and reasonable means do not exist for determining the Adjusted LIBO Rate for such Interest Period or (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a EuroDollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing and (ii) any Interest Period election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a EuroDollar Borrowing shall be ineffective. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination and Reduction of Commitments (a) Upon at least three Business Days’ prior irrevocable written (including electronic mail) or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $250,000 and in a minimum amount of $500,000.

(b) Each reduction in the Commitments hereunder shall be made ratably amount the Lenders in accordance with their Pro Rata Percentages.

SECTION 2.10. Conversion and Continuation of Borrowings

(a) The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (x) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any EuroDollar Borrowing of the Borrower into an ABR Borrowing, (y) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing of the Borrower into a EuroDollar Borrowing or to continue any EuroDollar Borrowing of the Borrower as a EuroDollar Borrowing

for an additional Interest Period and (z) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any EuroDollar Borrowing of the Borrower to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any EuroDollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv) if any EuroDollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, promptly following written demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a EuroDollar Borrowing;

(vi) any portion of a EuroDollar Borrowing that cannot be converted into or continued as a EuroDollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(vii) no Interest Period may be selected for any EuroDollar Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the EuroDollar Borrowings with an Interest Period ending on or prior to such Repayment Date and the (B) ABR Borrowings would not be at least equal to the principal amount of Borrowings to be paid on such Repayment Date; and

(viii) after the occurrence and during the continuance of a Default or an Event of Default, no outstanding Loan may be converted into, or continued as, a EuroDollar Loan.

(b) Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a EuroDollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a EuroDollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a EuroDollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

SECTION 2.11. Repayment of Loans

(a) On the dates set forth below, or if any such date is not a Business Day, the immediately preceding Business Day (each such date being called a “Repayment Date”), the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a principal amount of the Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(g)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
December 31, 2013	$2,000,000
March 31, 2014	$2,000,000
June 30, 2014	$2,000,000
September 30, 2014	$2,000,000
December 31, 2014	$3,500,000
March 31, 2015	$3,500,000
June 30, 2015	$3,500,000
September 30, 2015	$3,500,000
December 31, 2015	$4,500,000
Maturity Date	$13,500,000

(b) In the event and on each occasion that any Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

(c) To the extent not previously paid, all Loans shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12. Prepayment

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written (including electronic mail) or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of EuroDollar Loans, or written (including electronic mail) or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $250,000 and not less than $500,000.

(b) Optional prepayments of Loans shall be applied as directed by the Borrower and in the absence of such direction, in direct order of maturity against the remaining scheduled installments of principal due in respect of the Loans.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16. All prepayments under this Section 2.12 shall be accompanied by (i) accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment and (ii) the Applicable Prepayment Premium, if any, payable in connection with such prepayment of the Loans.

SECTION 2.13. Mandatory Prepayments

(a) Not later than the fifth Business Day following the receipt by the Borrower or any of its Non-Regulated Subsidiaries of any cash deferred consideration (other than working capital adjustments of up to $3,800,000) or released escrow amounts under the Retail Sale Purchase Agreement, the Borrower shall apply the Required Prepayment Percentage of such deferred consideration or released escrow amounts to prepay the outstanding principal amount of the Loans.

(b) Not later than the fifth Business Day following the completion of any Asset Sale (other than, subject to clause (a) above, the Retail Sale) or the occurrence of any Recovery Event, in each case by the Borrower or any Subsidiary thereof, the Borrower shall apply the Required Payment Percentage of the Net Cash Proceeds received with respect thereto to prepay the outstanding principal amount of the Loans.

(c) Not later than the fifth Business Day following the occurrence of an Equity Issuance, the Borrower shall apply the Required Prepayment Percentage of the Net Cash Proceeds therefrom to prepay the outstanding principal amount of the Loans.

(d) In the event that any Loan Party or any Subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other incurrence of Indebtedness of any Loan Party or any Subsidiary of a Loan Party (other than Indebtedness permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such Subsidiary, apply an amount equal to the Required Prepayment Percentage of such Net Cash Proceeds to prepay the outstanding principal amount of the Loans. For the avoidance of doubt, this paragraph (d) in no event or circumstances shall be interpreted to permit the Borrower to incur any Indebtedness that is not permitted under Section 6.01.

(e) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2013 and (ii) the date upon which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay the outstanding principal amount of the Loans in an amount equal to (x) the amount the Required Prepayment Percentage of Excess Cash Flow for the fiscal year then ended (or, for the fiscal year ending on December 31, 2013, for the period commencing on October 1, 2013 and ending on December 31, 2013), plus (y) 75% of any Distribution made by any Regulated Insurance Subsidiary to the Borrower or any Subsidiary (other than a Regulated Insurance Subsidiary) during the fiscal year then ended (or, for the fiscal year ending on December 31, 2013, for the period commencing on October 1, 2013 and ending on December 31, 2013), less (z) an amount equal to the aggregate amount of all permanent repayments of the Loans (other than mandatory prepayments of Loans under Section 2.13 hereof) made by the Borrower and the Subsidiaries during such fiscal year (or, for the fiscal year ending on December 31, 2013, for the period commencing on October 1, 2013 and ending on December 31, 2013), but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness.

(f) Not later than the fifth Business Day following receipt by the Borrower or any Subsidiary of any Extraordinary Receipts (other than Extraordinary Receipts received by a Regulated Insurance Subsidiary which do not exceed $500,000), the Borrower shall apply the Required Prepayment Percentage of the Net Cash Proceeds received with respect thereto to prepay the outstanding principal amount of the Loans; provided, that, with respect to the receipt of any Extraordinary Receipts by a Regulated Insurance Subsidiary, any prepayment pursuant this Section 2.13(f) shall be subject to applicable Requirements of Law and the receipt of approvals from any Governmental Authority, if any, and Borrower shall use commercially reasonable efforts to obtain such approvals so long as there is a reasonable expectation of receiving such approvals.

(g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days prior written notice of such prepayment (other than any prepayment with respect to Section 2.13(e) above). Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid. All prepayment amounts (other than prepayments with respect to Section 2.13(a) above) will be applied on a pro rata basis to the remaining scheduled installments of principal of the Loans, regardless of Type. All prepayment amounts with respect to Section 2.13(a) above will be applied first to the next six remaining scheduled installments of principal of the Loans in direct order of maturity, regardless of Type, and second on a pro rata basis to the remaining scheduled installments of principal of the Loans, regardless of Type. All prepayments under this Section 2.13 shall be subject to Section 2.16 and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment. All prepayments under Sections 2.13(b), (c), (d) and (f) shall be accompanied by the Applicable Prepayment Premium, if any, payable in connection with such prepayment of the Loans.

(h) Notwithstanding anything to the contrary contained above in this Section 2.13, to the extent that (i) funds for any prepayment otherwise required to be made pursuant to the terms of Section 2.13(b) are only available to the Borrower through dividend payments to the Borrower from one or more Regulated Insurance Subsidiaries, (ii) such dividend payments cannot be made at such time within the ordinary dividend-paying capacity of such Regulated Insurance Subsidiary or Subsidiaries and, accordingly, require specific affirmative regulatory approval for the payment of extraordinary dividends and (iii) after due written application or request, such approval for the payment of extraordinary dividends is not obtained by such Regulated Insurance Subsidiary, upon certification by the Borrower to the Administrative Agent to such effect (together with, in the case of an application or request for regulatory approval, copies of all documents submitted, and all written responses received, in connection therewith), the Borrower shall not, to such extent, be required to make such prepayment for so long as (but only for so long as) such dividend payments may not, for such reasons, be made, provided that promptly upon any such restrictions no longer being applicable, any such accrued prepayments that would be delinquent but for the foregoing provisions shall be made with the proceeds of any dividends or other distributions no longer subject to such restrictions.

SECTION 2.14. Increased Costs

(a) Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate),

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the unreimbursed cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, promptly following written request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, then from time to time promptly following written demand the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s or holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate (in reasonable detail) of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above for increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15. Change in Legality

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any EuroDollar Loan or to give effect to its obligations as contemplated hereby with respect to any EuroDollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that EuroDollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into EuroDollar Loans), whereupon any request for a EuroDollar Borrowing (or to convert an ABR Borrowing to a EuroDollar Borrowing or to continue a EuroDollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a EuroDollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding EuroDollar Loans made by it be converted to ABR Loans, in which event all such EuroDollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the EuroDollar Loans that would have been made by such Lender or the converted EuroDollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such EuroDollar Loans. Any such conversion of a EuroDollar Loan under (i) above shall be subject to Section 2.16.

(b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each EuroDollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such EuroDollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16. Indemnity

The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any EuroDollar Loan prior to the end of the Interest Period in effect therefor, (ii) except as set forth in Section 2.15 the conversion of any EuroDollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any EuroDollar Loan, in each case other than on the last day of the Interest Period in effect therefor or (iii) any EuroDollar Loan to be made by such Lender (including any EuroDollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment

Except as required under Sections 2.13 and 2.15 or otherwise herein (including in any Extension), each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

SECTION 2.18. Sharing of Setoffs

Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments

(a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to an account designated by the Administrative Agent unless otherwise required herein. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.20. Taxes

(a) Defined Terms. For purposes of this Section 2.20, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as reasonably practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender, under this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation), and from time to time thereafter, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

SECTION 2.21. Assignment of Loans Under Certain Circumstances; Duty to Mitigate

(a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Loan Parties are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.21(b), (iv) any Lender is in default of its obligations under this Agreement, (v) any Lender does not consent to a proposed amendment, modification or waiver of this Agreement requested by the Borrower which requires the consent of all of the Lenders or all of the Lenders under the Facility to become effective (and which is approved by at least the Required Lenders), (vi) any Lender refuses an Extension Notice or (vii) any Lender does not consent to a proposed amendment, modification or waiver of this Agreement requested by the Borrower which requires the consent of all of the Lenders to become effective (or the consent of all directly and/or adversely Lenders) (and which is approved by at least the Required Lenders, or in the case of directly and/or adversely affected Lenders, at least a majority of such Lenders), the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, (I) require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided (v) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (w) solely with respect to replacements of Lenders pursuant to clauses (i), (ii) or (iii) of this Section 2.21, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (x) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.14 and with respect to a replacement pursuant to clauses (i), (ii), (iii) and (v) of Section 2.16) and (y) in the case of any replacements of Lenders pursuant to clause (vi) of this Section 2.21, the applicable assignee shall have consented to the applicable amendment, waiver or consent; provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. In connection with any such replacement, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the replacement Lender executes and delivers such Assignment and Assumption to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption.

(b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Loan Parties are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

ARTICLE III.

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers

The Borrower and each Subsidiary (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has all requisite corporate or limited liability company power and authority, and the legal right, to own and operate its property and assets, to lease the property it operates as lessee and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required (except where failure to do so could not reasonably be expected to have a Material Adverse Effect) and (d) has the corporate or limited liability company power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement, each of the other Loan Documents, the Retail Sale Purchase Agreement and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party, including, in the case of the Borrower, to borrow hereunder, in the case of each Loan Party, to grant the Liens contemplated to be granted by it under the Security Documents and, in the case of each Subsidiary Guarantor, to Guarantee the Obligations as contemplated by the Guarantee and Collateral Agreement.

SECTION 3.02. Authorization; No Conflicts

The Transactions (a) have been duly authorized by all requisite corporate, partnership or limited liability company and, if required, stockholder, partner or member action and (b) will not (i) violate (A) any (I) provision of law, statute, rule or regulation, or (II) of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or arbitrator or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound (except to the extent such violation could not reasonably be expected to result in a Material Adverse Effect), (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than Liens created under the Security Documents or as permitted by this Agreement).

SECTION 3.03. Enforceability

This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.04. Governmental Approvals

No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, if any, or (c) such as have been made or obtained and are in full force and effect, other than, in the case of each of the foregoing, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect or which are not material to the consummation of the Transactions.

SECTION 3.05. Financial Statements

(a) The Borrower has heretofore furnished to the Lenders the consolidated balance sheets and related statements of income, stockholder’s equity and cash flows of each of the Borrower as of and for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 audited by and accompanied by the opinion of KPMG, independent public accountants. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent or USAgencies, the Borrower and each of their consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

(b) The Borrower has heretofore delivered to the Lenders the Projections, prepared giving effect to the Transactions as if they had occurred. The Projections (i) have been prepared in good faith by the Borrower, based on the assumptions believed by the Borrower on the Closing Date to be reasonable, (ii) are based on the best information available to the Borrower after due inquiry as of the date of delivery thereof, (iii) accurately reflect all material adjustments required to be made to give effect to the Transactions and (iv) present fairly in all material respects on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be; provided, that such Projections (x) are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance may be given that any particular Projections will be achieved, that actual results may differ and that such differences may be material and (y) are not a guarantee of performance.

SECTION 3.06. No Material Adverse Change

No event, change or condition has occurred since the Closing Date that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

SECTION 3.07. Title to Properties

(a) Each of the Borrower and each Subsidiary has good and valid title to, or valid leasehold interests in, all its material properties and assets (including, good and marketable title to, or valid leasehold interests in all its Material Real Property), except for minor defects in title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto and do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. Each parcel of Real Property is free from material structural defects and all building systems contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used. No portion of the Real Property has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition. Each parcel of Real Property and the current use thereof complies with all applicable laws (including building and zoning ordinances and codes) and with all insurance requirements; the Borrower is not a non-conforming user of any Real Property.

(b) None of the Borrower or any of the Subsidiaries has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Real Properties or any sale or disposition thereof in lieu of condemnation.

(c) None of the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property or any interest therein.

(d) There are no pending or, to the knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting any material portion of the owned Real Property, nor are there any contemplated improvements to such owned Real

Property that may result in such special or other assessments. The Borrower has not suffered, permitted or initiated the joint assessment of any owned Real Property with any other real property constituting a separate tax lot. Each owned parcel of Real Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

(e) The Borrower has obtained all permits, licenses, variances and certificates required by applicable law to be obtained and necessary to the use and operation of each parcel of Real Property, except where the failure to have such permit, license, certificate or variance would not prohibit the use of such parcel of Real Property as it is currently being used. The use being made of each parcel of Real Property conforms with the certificate of occupancy and/or such other permits, licenses, variances and certificates for such Real Property and any other restrictions, covenants or conditions affecting such Real Property, except for any such nonconformity that could not reasonably be expected to be enjoined or to result in material fines.

(f) each parcel of Real Property has adequate rights of access to public ways to permit the Real Property to be used for its intended purpose, and is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitary sewer and storm drain facilities; (ii) all public utilities necessary to the continued use and enjoyment of each parcel of Real Property as used and enjoyed on the Closing Date are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve such Real Property without passing over other Property except for land of the utility company providing such utility service or, in the case of leased Real Property, contiguous land owned by the lessor of such leased Real Property; (iii) each parcel of Real Property, including each leased parcel, has adequate available parking to meet legal and operating requirements; (iv) all roads necessary for the full utilization of each parcel of Real Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such Real Property; (v) no building or structure constituting Real Property or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others, which violation or encroachment interferes with the use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment is necessary for the operation of the business at any Real Property; and (vi) all buildings, structures, appurtenances and equipment necessary for the use of each parcel of Real Property for the purpose for which it is currently being used are located on the real property encumbered by such Mortgage.

SECTION 3.08. Subsidiaries

(a) Schedule 3.08(a) sets forth as of the Closing Date a list of all Subsidiaries, after giving effect to the Retail Sale, including each Subsidiary’s exact legal name (as reflected in such Subsidiary’s certificate or articles of incorporation or other constitutive documents) and jurisdiction of incorporation or formation and the percentage ownership interest of the Borrower (direct or indirect) therein, and identifies each Subsidiary that is Loan Party. The shares of capital stock or other Equity Interests so indicated on Schedule 3.08(a) are fully paid and non-assessable (if applicable) and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents and the Closing Date Subordinated Debt Documents).

(b) As of the Closing Date, there are no restrictions on any Regulated Insurance Subsidiary which prohibit or otherwise restrict the ability of any Regulated Insurance Subsidiary to (i) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, (ii) make loans or advances to the Borrower or any Subsidiary, (iii) transfer any of its properties or assets to the Borrower or any Subsidiary, (iv) guarantee the Obligations, other than prohibitions or restrictions existing under or by reason of (A) customary nonassignment provisions entered into in the ordinary course of business and consistent with past practices and (B) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, (v) dividend or distribute to the Borrower or any Subsidiary amounts equal to all state and federal income tax expenses incurred by the Regulated Insurance Subsidiaries, or (vi) conduct business in the ordinary course in the jurisdictions in which such Regulated Insurance Subsidiary conducts its Insurance Business, including, without limitation, as set forth on Schedule 3.26, other than, in the case of each of clause (i) through clause (vi), prohibitions or restrictions existing under or by reason of (A) this Agreement, the other Loan Documents or the Subordinated Debt Documents, (B) Requirements of Law or (C) as set forth on Schedule 3.08(b).

SECTION 3.09. Litigation; Compliance with Laws

(a) There are no actions, investigations, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) except as set forth on Schedule 3.09, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any Requirement of Law where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements

(a) None of the Borrower or any of the Subsidiaries is a party to any agreement or instrument, or subject to any corporate restriction, that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound where such default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.11. Federal Reserve Regulations

(a) None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No Indebtedness being reduced or retired out of the proceeds of any Loans was or will be incurred for the purpose of purchasing or carrying any Margin Stock. Following the application of the proceeds of the Loans, Margin Stock will not constitute more than 25% of the value of the assets of the Borrower and the Subsidiaries. None of the transactions contemplated by this Agreement will violate or result in the violation of any of the provisions of the Regulations of the Board, including Regulation T, U or X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

SECTION 3.12. Investment Company Act

None of the Borrower or any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under the Investment Company Act of 1940, as amended.

SECTION 3.13. Use of Proceeds

The Borrower will use the proceeds of the Loans to repay in full the obligations under the Existing Credit Facility, to pay fees, costs and expenses related to the Transactions and to provide for the on-going working capital needs and general corporate purposes of the Borrower and its Subsidiaries.

SECTION 3.14. Tax Returns

Each of the Borrower and each of the Subsidiaries has timely filed or timely caused to be filed (after giving effect to all extensions) all federal, material state, material local and material foreign tax returns or materials required to have been filed by it and all such tax returns are correct and complete in all material respects. (a) Each of the Borrower and each of the Subsidiaries has timely paid or timely caused to be paid (after giving effect to all extensions) all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary as applicable, shall have set aside on its books adequate reserves in accordance with GAAP, (b) each of the Borrower and each of the Subsidiaries has made adequate provision in accordance with GAAP for all Taxes not yet due and payable and (c) no Tax Lien has been filed, except Tax Liens that are being contested in good faith by appropriate proceedings, and to the knowledge of the Borrower and each of its Subsidiaries, no claim is being asserted with respect to any tax, except, in the case clauses (a), (b) and (c) with respect to such taxes and Liens could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15. No Material Misstatements

No written information, report, historical financial statement, exhibit or schedule furnished by or on behalf of the Borrower or any Subsidiary to the Arranger, the Administrative Agent or any Lender for use in connection with the transactions contemplated by the Loan Documents or in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole (and as supplemented or modified), contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein (taken as a whole), in the light of the circumstances under which they were, are or will be made, not misleading, in each case excluding general market or industry data; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, estimate, budget, forward looking statement or projection, the Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time; provided, that such projections (x) are subject to significance uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance may be given that any particular projections will be achieved, that actual results may differ and that such differences may be material and (y) are not a guarantee of performance.

SECTION 3.16. Employee Benefit Plans

Each of the Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Benefit Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Benefit Plan, and the present value of all benefit liabilities of all underfunded Benefit Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Benefit Plans.

SECTION 3.17. Environmental Matters

(a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Subsidiaries:

(i) has failed to comply with any Environmental Law or to take, in a timely manner, all actions necessary to obtain, maintain, renew and comply with any Environmental Permit, and all such Environmental Permits are in full force and effect and not subject to any administrative or judicial appeal;

(ii) has become a party to any governmental, administrative or judicial proceeding commenced pursuant to any Environmental Law or possesses knowledge of any such proceeding that has been threatened under Environmental Law;

(iii) has received notice of, become subject to, or is aware of any facts or circumstances that could form the basis for, any Environmental Liability other than those which have been fully and finally resolved and for which no obligations remain outstanding;

(iv) possesses knowledge that any Mortgaged Property, if any, (A) is subject to any Lien, restriction on ownership, occupancy, use or transferability imposed pursuant to Environmental Law or (B) contains or previously contained Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental Liability;

(v) possesses knowledge that there has been a Release or threat of Release of Hazardous Materials at or from the Mortgaged Properties, if any, (or from any facilities or other properties formerly owned, leased or operated by the Borrower or any of the Subsidiaries) in violation of, or in amounts or in a manner that could give rise to liability under, any Environmental Law;

(vi) has generated, treated, stored, transported, or Released Hazardous Materials from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by the Borrower or any of the Subsidiaries) in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law;

(vii) is aware of any facts, circumstances, conditions or occurrences in respect of any of the facilities and properties owned, leased or operated that could (A) form the basis of any action, suit, claim or other judicial or administrative proceeding relating to liability under or noncompliance with Environmental Law on the part of the Borrower or any of the Subsidiaries or (B) or interfere with or prevent continued compliance with Environmental Laws by the Borrower or the Subsidiaries; or

(viii) has pursuant to any order, decree, judgment or agreement by which it is bound or has assumed the Environmental Liability for any Person.

SECTION 3.18. Insurance

Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid (to the extent earned, due and payable). The Borrower and the Subsidiaries are insured by financially sound and reputable insurers and such insurance is in such amounts and covering such risks and liabilities (and with such deductibles, retentions and exclusions) as are in accordance with normal and prudent industry practice.

SECTION 3.19. Security Documents

(a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof (subject to

(i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors’ rights and remedies generally from time to time in effect and subject to capital maintenance rules and general principles of equity, regardless of whether considered in a proceeding in equity or at law, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries and intercompany Indebtedness owed by such Foreign Subsidiaries) and (i) in the case of the Pledged Collateral, upon the earlier of (A) when such Pledged Collateral is delivered to the Collateral Agent and (B) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a) (and applicable fees are paid) and (ii) in the case of all other Collateral described therein (other than Intellectual Property Collateral), when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a) or other actions described on Schedule 3.19(a) are taken, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Secured Parties in such Collateral and proceeds thereof, as security for the Obligations, in each case prior and superior to the rights of any other Person (other than Pledged Securities, with respect to Liens expressly permitted by Section 6.02).

(b) Each Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Intellectual Property Collateral described therein and proceeds thereof (subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors’ rights and remedies generally from time to time in effect and subject to capital maintenance rules and general principles of equity, regardless of whether considered in a proceeding in equity or at law, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries and intercompany Indebtedness owed by such Foreign Subsidiaries). When each Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, respectively, together with financing statements in appropriate form filed in the offices specified in Schedule 3.19(a) (and the applicable fees are paid), such Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral that is described in the Intellectual Property Security Agreement and proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except with respect to Liens expressly permitted by Section 6.02) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof). Notwithstanding anything to the contrary in this Agreement, any reference in this Agreement to the concept of “perfection” as used with respect to Collateral consisting of Intellectual Property, shall mean perfection solely to the extent contemplated by the Guarantee and Collateral Agreement.

(c) Each of the Mortgages, if any, is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, all of the Loan Parties’ right, title and interest in and to the

Mortgaged Property, if any, thereunder and proceeds thereof, and when the Mortgages, if any. are filed in the offices specified on Schedule 3.19(c), each such Mortgage, if any, shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereof in such Mortgaged Property, if any, and proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other person (except with respect to Liens expressly permitted by Section 6.02).

SECTION 3.20. Location of Real Property

Schedule 3.20 lists completely and correctly as of the Closing Date all owned Real Property and the addresses thereof indicating for each parcel whether it is owned or leased. The Borrower and the Subsidiaries own in fee or have valid leasehold interests in, as the case may be, all the real property set forth on Schedule 3.20.

SECTION 3.21. Labor Matters

As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. Except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect, (a) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (b) payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

SECTION 3.22. Liens. There are no Liens of any nature whatsoever on any of the properties or assets of the Borrower or any of the Subsidiaries (other than Liens expressly permitted by Section 6.02).

SECTION 3.23. Intellectual Property. Each of the Borrower and each of the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.24. Solvency

Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of the Loans and after giving effect to the application of the proceeds of the Loans, the Loan Parties (taken as a whole with their respective Subsidiaries) are Solvent.

SECTION 3.25. Transaction Documentation. The Retail Sale Purchase Agreement and related documents listed on Schedule 3.25 constitutes all of the material agreements, instruments and undertakings to which the Borrower or any of the Subsidiaries is bound or by which any of their respective property or assets is bound or affected relating to, or arising out of, the Acquisition. None of such material agreements, instruments or undertakings has been amended, supplemented or otherwise modified in any manner materially adverse to the Agent or the Lenders, and all such material agreements, instruments and undertakings are in full force and effect. Neither of the Borrower or, to the best of the Borrower’s knowledge, the purchaser thereunder is in default under the Retail Sale Purchase Agreement as of the Closing Date and neither of the Borrower or, to the best of the Borrower’s knowledge, USAgencies has the right to terminate the Retail Sale and Purchase Agreement.

SECTION 3.26. Permits.

(a) Each Loan Party has obtained and holds all Permits required in respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (b) all such Permits are in full force and effect, and each Loan Party has performed and observed all requirements of such Permits, (c) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (d) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any Loan Party, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such person and (e) the Borrower has no knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit. Schedule 3.26 lists, with respect to each Regulated Insurance Subsidiary, as of the Closing Date, all of the jurisdictions in which such Regulated Insurance Subsidiary holds Permits (including, without limitation Permits from Insurance Regulators and any other Permits necessary to transact Insurance Business), and indicates (i) the line or lines of insurance in which each such Regulated Insurance Subsidiary is permitted to be engaged with respect to each license therein listed. (ii) the expiration of such license, and (iii) the status of any renewal thereof.

SECTION 3.27. Reinsurance Agreements

There are no material liabilities outstanding as of the Closing Date under any Reinsurance Agreement. Each Reinsurance Agreement is in full force and effect (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Requirements of Law relating to or affecting creditors’ rights and remedies generally from time to time in effect and subject to capital maintenance rules and general principles of equity, regardless of whether considered in a proceeding in equity or at law). No Regulated Insurance Subsidiary or any other party is in breach of or default under any such Reinsurance Agreement, except any such breach or default which could not reasonably be expected to have a Material Adverse Effect. Borrower has no reason to believe that the financial condition of any other party to any such Reinsurance Agreement is impaired such that a default thereunder by such party could reasonable be anticipated and expected to have a Material Adverse Effect. Each Reinsurance Agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant annual statement or quarterly statement at the time prepared. Each Person to whom any Regulated Insurance Subsidiary has ceded any material liability pursuant to any Reinsurance Agreement on the Closing Date (other than any such Person that is the Borrower or a Subsidiary thereof in respect of which no such representation shall be required) has a rating of “B++” or better by A.M. Best.

SECTION 3.28. Senior Indebtedness.

All Obligations of the Borrower and each of its Subsidiaries constitute “Senior Indebtedness” under the Subordinated Debt.

SECTION 3.29. OFAC.

None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) to the knowledge of the Borrower, engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) regulation or executive order. The Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.30. Patriot Act.

The Borrower and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) and (iii) the United States Foreign Corrupt Practices Act of 1977, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any of governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV.

Conditions of Lending

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction (or waiver) of the following conditions:

(a) The Administrative Agent shall have received a notice of Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03).

(b) Collateral Agent shall have received endorsements naming Collateral Agent, for the benefit of the Secured Parties, (i) on fire and extended coverage policies maintained with respect to any Collateral as an additional insured or loss payee on behalf of the Secured Parties, as applicable, and (ii) on commercial general liability policies as an additional insured.

(c) At the time of and immediately after the making of the Loans, no Event of Default or Default shall have occurred and be continuing.

(d) The Administrative Agent shall have received, on behalf of itself and the Lenders, in a form reasonably satisfactory to it, a customary written opinion of (i) Kirkland & Ellis LLP, counsel for the Borrower and the Subsidiaries, and (ii) each special and local counsel to the Borrower and the Subsidiaries as the Administrative Agent may reasonably request, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request and which are customary for transactions of the type contemplated herein, and the Borrower and the Subsidiaries hereby request such counsel to deliver such opinions.

(e) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other formation documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, operating agreement or similar document of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors, managers or members, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, in the case of the Borrower, the borrowings hereunder, in the case of each Loan Party, the granting of the Liens contemplated to be granted by it under the Security Documents and, in the case of each Subsidiary Guarantor, the Guaranteeing of the Obligations as contemplated by the Guarantee and Collateral Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last amendment provided to the Administrative Agent and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

(f) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (c) and (q) of this Article IV.

(g) The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each of the Borrower and each Subsidiary Guarantor, (iii) the Fee Letter and Engagement Letter, duly executed and delivered by an authorized officer of the Borrower, (iv) if requested by any Lender pursuant to Section 2.04, a promissory note or notes conforming to the requirements of such Section and executed and delivered by a duly authorized officer of the Borrower, and (v) the material Closing Date Subordinated Debt Documents and the Intercreditor and Subordination Agreement, in each case in a form reasonably acceptable to the Administrative Agent and duly executed and delivered by the parties thereto.

(h) The Collateral Agent, for the ratable benefit of the Secured Parties, shall have been granted on the Closing Date first priority perfected Liens on the Collateral (subject, in the case of all Collateral other than Pledged Securities, to Permitted Liens). The Pledged Collateral shall have been duly and validly pledged under the Guarantee and Collateral Agreement to the Collateral Agent, for the ratable benefit of the Secured Parties, and certificates representing such Pledged Collateral, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

(i) The Collateral Agent shall have received a duly executed Perfection Certificate dated on or prior to the Closing Date. The Collateral Agent shall have received the results of a recent Lien and judgment search in the jurisdiction of organization of each of the Borrower and those of the Subsidiaries that shall be Subsidiary Guarantors, and such search shall reveal no Liens on any of the assets of the Borrower or any of such Subsidiaries, except Permitted Liens and except for Liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Collateral Agent.

(j) All conditions precedent to the consummation of the Retail Sale under the Retail Sale Purchase Agreement shall have been satisfied substantially contemporaneously with the closing under this Agreement (unless otherwise waived with the approval of the Administrative Agent) and the Retail Sale shall have been consummated substantially contemporaneously with the closing under this Agreement in accordance in all material respects with the terms of the Retail Sale Purchase Agreement; and no material changes shall have been made to the Retail Sale Purchase Agreement disclosed to the Agent under the Commitment Letter without the prior written consent of the Administrative Agent (it being agreed that any decreases in the purchase price for the Retail Sale, deferred consideration for the Retail Sale or escrow amounts under the Retail Sale Purchase Agreement, changes to the mechanics of release such deferred consideration or escrow amounts and material changes to the terms of the transition services agreement and distribution agreement executed in connection with the Retail Sale Purchase Agreement shall be deemed to be material under this clause (j)).

(k) The Borrower shall have substantially contemporaneously repaid all amounts outstanding under the Existing Credit Facility. The Administrative Agent shall have received reasonably satisfactory evidence that (i) the Existing Credit Facility shall have been terminated (or substantially contemporaneously with the occurrence of the Closing Date shall be terminated), all amounts then due and payable or to become due and payable (other than obligations not yet having been requested) thereunder shall have been paid in full and all commitments and reimbursement obligations thereunder shall have been terminated and (ii) reasonably satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith, in each case on terms and conditions satisfactory to the Administrative Agent. The Borrower shall substantially contemporaneously received $10,000,000 in gross cash proceeds from its incurrence of the Closing Date Subordinated Debt.

(l) The Administrative Agent shall have received (i) the financial statements described in Section 3.05 and (ii) U.S. GAAP unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower for (A) the fiscal quarter ended June 30, 2013 and (B) monthly and year to date financial statements for July 31, 2013 and, if the Closing Date occurs after September 30, 2013, August 31, 2013, all in form reasonably satisfactory to the Administrative Agent (it being agreed that such financial statements shall be deemed reasonably satisfactory to the Administrative Agent if provided in the same format and with the same detail as the historical financial statements delivered to the lenders under the Existing Credit Facility).

(m) The Administrative Agent shall have received projections of the Borrower and its Subsidiaries for the years 2013 through 2016 (the “Projections”).

(n) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower certifying that the Loan Parties (together with their Subsidiaries), after giving effect to the Transactions and the other transactions contemplated hereby, are Solvent.

(o) All material governmental, regulatory and third party consents and approvals with respect to the Transactions and the other transactions contemplated hereby to the extent required shall have been obtained, all applicable appeal periods shall have expired and there shall be no litigation, governmental, administrative or judicial action, actual or threatened in writing, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Transactions or the other transactions contemplated hereby.

(p) The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act.

(q) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects.

ARTICLE V.

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than contingent obligations not due and owing) shall have been paid in full, the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; comply with the terms of, or enforce its rights under, each material lease of real property and each other material agreement so as to not permit any material uncured default on its part to exist thereunder, and except where the failure to do so could not have a material impact on the Borrower and its Subsidiaries taken as a whole; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (except in respect of ordinary wear and tear and casualty and condemnation) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.02. Insurance

Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other reasonably satisfactory insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is prudent in the reasonable business judgment of the Borrower, including public liability insurance against claims for Personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and maintain such other insurance as may be required by law.

SECTION 5.03. Taxes

Pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default as well as all lawful material claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than a

Lien permitted by Section 6.02 of this Agreement) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or the applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

SECTION 5.04. Financial Statements, Reports, etc

In the case of the Borrower, furnish to the Administrative Agent who will deliver to each Lender:

(a) (i) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the most recent budget delivered to the Administrative Agent under Section 5.04(f), all audited by KPMG or other independent public accountants of recognized national standing or such other independent registered public accounting firm reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than solely as a result of a current maturity of the Loans) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and (ii) within 60 days (or, in the case of any audited statements and risk-based capital reports required to be delivered pursuant to this clause (ii), 180 days) after the close of each fiscal year of each Regulated Insurance Subsidiary, the annual statement of such Regulated Insurance Subsidiary (prepared in accordance with SAP) for such fiscal year and as filed with the Insurance Regulators of the state in which such Regulated Insurance Subsidiary is domiciled (together with any certifications or statements of such Regulated Insurance Subsidiary relating to such annual statement and any audited statements and risk-based capital reports, in each case which are required by such Insurance Regulators);

(b) (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the most recent budget delivered to the Administrative Agent under Section 5.04(f), all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and (ii) within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of each Regulated Insurance Subsidiary, quarterly financial statements of such

Regulated Insurance Company (prepared in accordance with SAP) for such quarterly accounting period as filed with the Insurance Regulators of the state in which such Regulated Insurance Subsidiary is domiciled (together with any certifications or statements of such Regulated Insurance Subsidiary relating to such quarterly financial statements which are required by such Insurance Regulators);

(c) within 30 days after the end of the first two fiscal months of each fiscal quarter, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, (i) a certificate of the Financial Officer certifying such statements (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.11, 6.12, 6.13 and 6.14, and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrower’s calculation of Excess Cash Flow;

(e) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default or Default with respect to Sections 6.11, 6.12, 6.13 or 6.14 (which certificate may be limited to the extent required by generally accepted accounting rules or guidelines);

(f) within 90 days after the end of each fiscal year of the Borrower, a detailed consolidated quarterly budget for the fiscal year following such fiscal year then ended (including a projected consolidated and consolidating balance sheet, income statement and related statements of projected operations and cash flows as of the end of and for such following fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed generally to its shareholders, as the case may be;

(h) promptly after the receipt thereof by the Borrower or any of the Subsidiaries, a copy of any final “management letter” (whether in final or draft form) received by any such Person from its certified public accountants and the management’s response thereto (subject to any confidentiality restrictions);

(i) promptly following receipt or as promptly as reasonably practicable following the request of the Administrative Agent or the Required Lenders, a report prepared by an independent actuarial consulting firm of recognized professional standing reasonably satisfactory to the Administrative Agent and the Required Lenders reviewing the adequacy of reserves of each Regulated Insurance Subsidiary determined in accordance with SAP, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each Regulated Insurance Subsidiary in the possession of or available to the Borrower or its Subsidiaries; provided that no request may be made pursuant to this clause (i) unless there shall have occurred and be continuing an Event of Default;

(j) promptly (i) after receipt thereof, copies of all regular and periodic reports of examinations (including, without limitation, triennial examinations and annual risk adjusted capital reports) of any Regulated Insurance Subsidiary, delivered to such Person by any Insurance Regulators, insurance commission or similar regulatory authority, (ii) after receipt thereof, written notice of any assertion by any Insurance Regulators or any governmental agency or agencies substituted therefor, as to a violation of any Requirement of Law by any Regulated Insurance Subsidiary which could reasonably be expected to have a Material Adverse Effect, (iii) after receipt thereof, a copy of any notice of termination, cancellation or recapture of any Reinsurance Agreement or Retrocession Agreement to which a Regulated Insurance Subsidiary is a party to the extent such termination or cancellation is likely to have a Material Adverse Effect, (iv) after receipt thereof, copies of any notice of actual suspension, termination or revocation of any material license of any Regulated Insurance Subsidiary by any Insurance Regulators, including any request by an Insurance Regulators which commits a Regulated Insurance Subsidiary to take or refrain from taking any action or which otherwise affects the authority of such Regulated Insurance Subsidiary to conduct its business and (v) an in any event within 30 Business Days after Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any actual changes in the insurance Requirements of Laws enacted in any state in which any Regulated Insurance Subsidiary is domiciled which would reasonably be expected to have a Material Adverse Effect;

(k) concurrently with any delivery of financial statements under paragraph (a) or (b) above, (i) in connection with the termination of each Reinsurance Agreement and Retrocession Agreement (other than with respect to any such agreement with the Borrower or any Subsidiary thereof), a copy of the slip or other document, agreement or correspondence with each reinsurer, retrocessionaire, reinsurance broker or agent which will amend, restate or supersede such terminating Reinsurance Agreement or Retrocession Agreement, and (ii) in connection with the execution of any Reinsurance Agreement and Retrocession Agreement, a copy of each such Reinsurance Agreement and Retrocession Agreement (other than with respect to any such agreement with the Borrower or any Subsidiary thereof), certified to be complete and correct by an authorized signatory of the Regulated Insurance Subsidiary a party to such agreement acceptable to the Administrative Agent;

(l) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a copy of (i) each A.M. Best report, if any, with respect to Borrower of any of its Subsidiaries, and (ii) all written correspondence from A.M. Best to Borrower or any of its Subsidiaries the contents of which (A) relate to a probable downgrade of the A.M. Best rating of any Regulated Insurance Subsidiary or (B) describe or relate to a circumstance that would reasonably be expected to have a Material Adverse Effect;

(m) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request (provided that nothing in this clause (n) shall require the Borrower or its Subsidiaries to provide information subject to Disclosure Exceptions); and

(n) within 10 days of delivery of financial statements under paragraph (a) or (b) above, management’s discussion and analysis of the important operational and financial developments during such fiscal year or fiscal quarter, as applicable, consistent with the Borrower’s historical practice.

SECTION 5.05. Litigation and Other Notices

Furnish to the Administrative Agent (who will deliver to each Lender) prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any arbitrator or Governmental Authority, against the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event described in clause (b) of the definition thereof or any other ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $2,500,000; and

(d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral

(a) Furnish to each of the Administrative Agent and the Collateral Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise and all other actions have been taken that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify each of the Administrative Agent and the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section I of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Environmental Assessments

(a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower, as the case may be, or any of its Subsidiaries at reasonable times and as reasonably requested, and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower, as the case may be, or any of its Subsidiaries with the officers thereof and independent accountants therefor; provided that a member of management of the applicable Loan Party shall be afforded a reasonable opportunity to be present at any meeting with such accountants; provided further, that so long as no Default or Event of Default has occurred and is continuing, there shall be no more than three visits in the aggregate by the Administrative Agent, Lenders, or their representatives per calendar year (or such additional number of visits as any of the Administrative Agent or Lenders may reasonably request provided such additional visits are coordinated with the Administrative Agent so as to reasonably minimize the burden imposed on each Loan Party and its Subsidiaries) and such visits shall be limited to normal business hours.

(b) In the event that the Administrative Agent or any Lender shall have reason to believe that Hazardous Materials have been Released on or from any facility of the Borrower or the Subsidiaries or that any such property or facility is not being operated in material compliance with applicable Environmental Law, the Administrative Agent may, at its election and after reasonable advance notice to the Borrower, retain an independent engineer or other qualified environmental consultant to evaluate whether Hazardous Materials are present in the soil, groundwater, or surface water at such facility or whether the facilities or properties are being operated and maintained in material compliance with applicable Environmental Laws. Such environmental assessments may include detailed visual inspections of the facility, including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and groundwater samples as well as such other reasonable investigations or analyses as are necessary. The scope of any such environmental assessments under this paragraph shall be within the reasonable discretion of the Administrative Agent. The Borrower shall, and shall cause each of the Subsidiaries to, cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Administrative Agent to have full access to each property or facility at reasonable times and after reasonable advance notice to the Borrower of the plans to conduct such an environmental assessment. All environmental assessments conducted pursuant to this paragraph shall be at the Borrower’s sole cost and expense.

SECTION 5.08. Use of Proceeds

Use the proceeds of the Loans only for the purposes set forth in Section 3.13.

SECTION 5.09. Additional Collateral, etc.

(a) With respect to any Collateral acquired after the Closing Date (other than any Collateral described in paragraphs (b), (c), (d) (e) or (f) of this Section) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a first priority perfected security interest, promptly (and, in any event, within 15 Business Days following the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other Security Documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Collateral and (ii) subject to the terms of the Security Documents, take all actions necessary or advisable to grant to, or continue on behalf of, the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Collateral (subject to, in the case of all Collateral other than Pledged Securities, Permitted Liens), including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent or the Collateral Agent.

(b) With respect to any fee interest in any Collateral consisting of Material Real Property acquired after the Closing Date by the Borrower or any other Loan Party, promptly (and, in any event, within 30 days following the date of such acquisition) (i) execute and deliver a first priority (subject to, in the case of all Collateral other than Pledged Securities, Permitted Liens) Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents, (ii) provide the Secured Parties with title and extended coverage insurance in an amount at least equal to the purchase price of such Material Real Property (or such other amount as the Administrative Agent shall reasonably specify), available Surveys, and if applicable, flood insurance, all in form and substance reasonably satisfactory to the Collateral Agent, (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent and (iv) promptly following the Administrative Agent’s request, provide a copy of, the consultant’s reports, environmental site assessments or other documents, if any, relied upon by the Borrower or any other Loan Party to determine that any such real property included in such Collateral does not contain Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in a material Environmental Liability.

(c) With respect to any Subsidiary (other than an Excluded Foreign Subsidiary, the Real Estate Subsidiary, any Regulated Insurance Subsidiary, any Qualified Insurance Holding Company, or any TruPS Business Trust or any other Excluded Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary, the Real Estate Subsidiary or a Regulated Insurance Subsidiary or ceases to meet the requirement of being a Qualified Insurance

Holding Company or a TruPS Business Trust at any time after the Closing Date) by the Borrower or any of the Subsidiaries, promptly (and, in any event, within 15 Business Days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected first priority security interest in the Equity Interests in such new Subsidiary that are owned by the Borrower or any of the Loan Parties, (ii) deliver to the Collateral Agent the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Loan Party, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement (and provide Guarantees of the Obligations) and the Intellectual Property Security Agreements and (B) to take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject, in the case of all Collateral other than Pledged Securities, to Permitted Liens) in the Collateral described in the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement with respect to such new Subsidiary, including the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement or by law or as may be requested by the Administrative Agent or the Collateral Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(d) With respect to any Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries, promptly (and, in any event, within 15 Business Days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests in such new Excluded Foreign Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding voting Equity Interests in any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) if certificated, deliver to the Collateral Agent the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of a Loan Party, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent or the Collateral Agent, desirable to perfect the security interest of the Collateral Agent thereon and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(e) With respect to any Regulated Insurance Subsidiary, or TruPS Business Trust created or acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries, promptly (and, in any event, within 15 Business Days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests in such new Regulated Insurance Subsidiary, or TruPS Business Trust that is owned by a Loan Party; provided that such security interest shall remain limited by and subject to any and all Requirements of Law as further set forth in the Guarantee and Collateral Agreement, (ii) if certificated, deliver to the Collateral Agent the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Loan Party, as the case may be, and take such other action as may be necessary, or, in the opinion of the Administrative Agent or the Collateral Agent, desirable to perfect the security interest of the Collateral Agent thereon and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(f) With respect to any Qualified Insurance Holding Company created or acquired after the Closing Date by the Borrower or any of the Subsidiaries, promptly (and, in any event, within 15 Business Days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests in such new Qualified Insurance Holding Company that is owned by the Borrower or any of its Domestic Subsidiaries; provided that such security interest shall remain limited by and subject to any and all Requirements of Law as further set forth in the Guarantee and Collateral Agreement, (ii) if certificated, deliver to the Collateral Agent the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Loan Party, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement (and provide Guarantees of the Obligations) and the Intellectual Property Security Agreements and (B) to take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject, in the case of all Collateral other than Pledged Securities, to Permitted Liens) in the Collateral described in the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement with respect to such new Subsidiary, including the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement or by law or as may be requested by the Administrative Agent or the Collateral Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

The Administrative Agent in its reasonable discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this Section 5.09 and

Section 5.10 where it and the Borrower reasonably determine that the creation or perfection of security interests and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

SECTION 5.10. Further Assurances

Subject to the terms herein and in the other Loan Documents, from time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all such actions (including filing UCC and other financing statements), as the Administrative Agent or the Collateral Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will promptly execute and deliver, or will cause the prompt execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may be required to obtain from the Borrower or any of the Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

SECTION 5.11. Interest Rate Protection. The Borrower shall ensure that for at least 2 years following the Closing Date no less than 25% of the Borrower’s long-term Indebtedness (excluding the Subordinated Debt) effectively bears interest at a fixed rate, either by its terms or through the Borrower entering into, as promptly as practicable (and in any event no later than the 120th day after the Closing Date), Hedging Agreements reasonably acceptable to the Administrative Agent.

SECTION 5.13. Maintain Reinsurance.

Maintain such quota-share reinsurance as is prudent in the reasonable business judgment of the Borrower.

SECTION 5.14. Tax Sharing Arrangements.

(a) With respect to Borrower and its Subsidiaries, maintain and act in accordance with that certain Intercompany Tax Allocation Agreement (as amended, modified and supplemented as of the Closing Date, the “Affirmative Intercompany Tax Agreement”), effective as of January 1, 2004, by and among Borrower and each of the Subsidiaries listed on the signature pages thereto, and shall not amend, modify or terminate the Affirmative Intercompany Tax Agreement in any way materially adverse to the Lenders without the prior written consent of the Required Lenders.

(b) Other than the Affirmative Intercompany Tax Agreement, the Borrower and its Subsidiaries are not a party to any tax sharing, tax allocation or similar agreement and shall not enter into any such agreement without the prior written consent of the Required Lenders.

SECTION 5.15. Compliance with Laws and Agreements

Comply with all Requirements of Law, any indenture or other agreement or instrument evidencing Indebtedness and the Retail Sale Purchase Documentation, except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.16. Deposit Accounts

Within 45 days after the Closing Date (or such later date as agreed by the Administrative Agent), cause each Deposit Account established or maintained by a Loan Party (other than any Excluded Account) to be a Controlled Account.

SECTION 5.17. Retail Letter of Credit. (a) Furnish to the Administrative Agent written notice of any occurrence, within 3 Business Days of such occurrence, of the Borrower having a right to cause the Retail Letter of Credit to be drawn upon.

(b) After any occurrence of the Borrower having a right to cause the Retail Letter of Credit to be drawn upon, the Borrower shall, upon receipt of written notice from the Administrative Agent, issue a draw request to the escrow agent in the full amount it is permitted to request to draw on such date.

ARTICLE VI.

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than continent obligations not due and owing) have been paid in full, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

SECTION 6.01. Indebtedness

Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the date hereof and set forth in Schedule 6.01 (including any unused commitments) and any Permitted Refinancing Indebtedness in respect of any such Indebtedness;

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) unsecured intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(a) so long as such Indebtedness is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement to the extent required by Section 6.04;

(d) Capital Lease Obligations and other purchase money indebtedness of Borrower or any Subsidiary Guarantor in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;

(e) Indebtedness of the Borrower and the Subsidiary Guarantors under the Closing Date Subordinated Debt in an aggregate principal amount not to exceed $11,500,000 (plus any capitalized interest and fees paid in accordance with the terms of the Closing Date Subordinated Debt Documents); provided that such Indebtedness shall remain subject at all times to the Intercreditor and Subordination Agreement;

(f) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g) Indebtedness arising from Cash Management Obligations and the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is promptly covered by the Borrower or any Subsidiary;

(h) Hedging Agreements or hedging arrangements that are entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities or to hedge against fluctuations in interest rates or currency incurred in the ordinary course of business and consistent with prudent business practice; provided that in each case such agreements or arrangements shall not have been entered into for speculation purposes;

(i) Customary indemnity obligations for the benefit of a purchaser in connection with the disposition of assets otherwise permitted by this Agreement (excluding for the avoidance of doubt, Indebtedness for borrowed money or Guarantees of the payment of borrowed money, whether in the form of a note or otherwise);

(j) Indebtedness consisting of promissory notes issued to future, present or former officers, directors and employees, members of management, or consultants of the Borrower (or any direct or indirect parent) or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower, to the extent the applicable Restricted Payment is permitted hereunder);

(k) Guarantees by the Borrower or any Subsidiary in respect of Indebtedness of the Borrower or any Subsidiary otherwise permitted hereunder; provided that if the Indebtedness being Guaranteed is subordinated to the Obligations under the Loan Documents, such Guarantee shall be subordinated to the Guarantee of the Obligations under the Loan Documents on terms at least as favorable (taken as a whole) (as reasonably determined in good faith by the Borrower) to the Lenders as those contained in the subordination provisions of such Indebtedness;

(l) without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and/or pay-in-kind interest to the extent such Indebtedness is permitted hereunder; and

(m) other Indebtedness of the Borrower or the Subsidiary Guarantors in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

SECTION 6.02. Liens

Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and the Subsidiary Guarantors existing on the date hereof (including after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof) and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and refinancings, extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) Liens for taxes not yet due, which are being contested in compliance with Section 5.03 or otherwise not required to be paid pursuant to Section 5.03;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(e) Pledges and deposits incurred in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(f) Deposits to (i) secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (ii) secure liabilities for payment of liability insurance or for reimbursement or indemnification obligations of insurance carriers; (iii) satisfy escrow obligations under reinsurance agreements; and (iv) satisfy statutory obligations to grant Liens in favor of any Insurance Regulator imposed by such Insurance Regulator, in the case of clauses (ii), (iii) and (iv) if and only (A) to the extent granted by any Regulated Insurance Subsidiary in the course of its customary and ordinary Business and (B) in any event limited to an amount not to exceed, in the aggregate at any time outstanding, $5,000,000 plus any other amounts required under Requirements of Law;

(g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiary Guarantors or the ability of the Borrower or any of the Subsidiary Guarantors to utilize such property for its intended purpose;

(h) purchase money security interests in real property, improvements thereto or other fixed or capital assets hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction) and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary Guarantors;

(i) judgment Liens securing judgments not constituting an Event of Default under Article VII;

(j) (i) any interest or title of a lessor or sublessor under any lease entered into by the Borrower or any of the Subsidiary Guarantor in the ordinary course of business and covering only the assets so leased and (ii) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Borrower and other Loan Parties (taken as a whole) or (B) secure any Indebtedness for borrowed money;

(k) Liens on cash deposits and other funds maintained with a depositary institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens; provided that (A) the applicable deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or the Subsidiary Guarantors in excess of those set forth in regulations promulgated by the Board and (B) the applicable deposit account is not intended by the Borrower or any of the Subsidiary Guarantor to provide collateral or security to the applicable depositary institution or any other Person;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.04;

(m) Liens arising from precautionary uniform commercial code financing statements regarding operating leases not constituting Indebtedness or consignments;

(n) Liens securing the Obligations (as defined in the Closing Date Subordinated Credit Agreement); provided such Liens shall remain subject to the Intercreditor and Subordination Agreement;

(o) the Real Estate Subsidiary Lien; and

(p) Liens securing obligations in an amount not to exceed $2,000,000 at anytime outstanding.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, respectively.

SECTION 6.04. Investments, Loans and Advances

Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances or capital contributions to, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing, “Investments”), except:

(a) (i) Investments by the Borrower and the Subsidiaries existing on the date hereof in the Borrower and the Subsidiaries and (ii) additional Investments by the Borrower and the Subsidiaries (x) in the Borrower or a Subsidiary Guarantor; provided that (A) any Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitation referred to in Sections 5.09(c), (d) and (e) in the case of any Excluded Foreign Subsidiary, the Real Estate Subsidiary or Regulated Insurance Subsidiary), and (B) if such Investment shall be in the form of a loan or advance to a Subsidiary Guarantor, such loan or advance shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and, if such loan or advance shall be made by a Loan Party, it shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties in accordance with the Guarantee and Collateral Agreement;

(b) (i) Permitted Investments by the Borrower and its Subsidiaries (other than Regulated Insurance Subsidiaries) and (ii) Investments by Regulated Insurance Subsidiaries to the extent permitted under applicable Requirements of Law;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(d) Investments existing on the date hereof and set forth on Schedule 6.04;

(e) extensions of trade credit in the ordinary course of business and Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(f) Investments made as a result of the receipt of non-cash consideration from a sale, transfer or other disposition of any asset in compliance with Section 6.05;

(g) intercompany loans and advances to Borrower to the extent that the Subsidiaries may pay dividends to the Borrower pursuant to Section 6.06 (and in lieu of paying such dividends); provided that such intercompany loans and advances (i) shall be made for the purposes, and shall be subject to all the applicable limitations set forth in, Section 6.06 and (ii) shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(h) Investments by the Borrower or any Subsidiary in (i) assets that were Cash Equivalents when such Investment was made and (ii) deposit accounts and securities accounts opened in the ordinary course of business (so long as the assets credited to such accounts constitute Cash Equivalents);

(i) loans or advances to officers, directors, members of management, and employees of the Borrower or any Subsidiary (i) in an aggregate amount not to exceed $1,000,000 at any time outstanding for business-related travel, entertainment, relocation and analogous ordinary business purposes, or (ii) in connection with such Person’s purchase of Equity Interests of Borrower in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(k) Investments in hedge agreements permitted by Section 6.01;

(l) Investments consisting of promissory notes issued by any Loan Party to future, present or former officers, directors and employees, members of management, or consultants of the Borrower or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower (or any direct or indirect parent), to the extent the applicable Restricted Payment is permitted by Section 6.06;

(m) Investments consisting of the Transactions or otherwise made in accordance with and as contemplated by the Retail Sale Purchase Agreement;

(n) Permitted Acquisitions;

(o) Investments in an amount not to exceed $5,000,000 at any time plus the Retained Equity Proceeds; and

(p) Investments to the extent constituting Indebtedness, fundamental changes, dispositions, and Restricted Payments permitted by Section 6.01, Section 6.03, Section 6.05 and Section 6.06, respectively.

SECTION 6.05. Mergers, Consolidations, Sales of Assets

(a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, or consummate an Asset Sale (other than Restricted Payments permitted under Section 6.06 to the extent constituting dispositions), except for (i) any Regulated Insurance Subsidiary may (x) enter into any Insurance Contract, Reinsurance Agreement or Retrocession Agreement in the ordinary course of business in accordance with its normal underwriting, indemnity and retention policies, provided that any counterparty to any such Reinsurance Agreement or Retrocession Agreement shall have an A.M. Best financial strength rating of B++ (or equivalent rating level if A.M. Best changes its ratings methodology or designations) or better, unless such counterparty’s obligations under such Reinsurance Agreement or Retrocession Agreement are collateralized by irrevocable letters of credit and/or a trust or similar arrangement containing cash and/or marketable securities with an average quality rating of B++ (or its equivalent) or better of which the applicable Regulated Insurance Subsidiary is the beneficiary, and (y) dispose of any assets in its investment portfolio, (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (1) the merger or consolidation of any Wholly

Owned Subsidiary into or with the Borrower in a transaction in which the Borrower is the surviving corporation and (2) the merger or consolidation of any Wholly Owned Subsidiary (other than any Regulated Insurance Subsidiary) into or with any other Wholly Owned Subsidiary (other than any Regulated Insurance Subsidiary) in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration (provided that if any party to any such transaction is (A) a Loan Party, the surviving entity of such transaction shall be a Loan Party and (B) a Domestic Subsidiary, the surviving entity of such transaction shall be a Domestic Subsidiary), (iii) any Wholly Owned Regulated Insurance Subsidiary may merge into or consolidate with any other Wholly Owned Regulated Insurance Subsidiary, (iv) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party.

(b) Engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 80% of which is cash (and no portion of the remaining consideration shall be in the form of Indebtedness of the Borrower or any Subsidiary), (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b)(x) shall not exceed $1,000,000 in the aggregate.

Notwithstanding anything to the contrary contained herein, the Borrower or any Subsidiary may consummate (i) any Asset Sale otherwise permitted under paragraph (a) above in which the non-cash portion of the consideration for such Asset Sale is in the form of Indebtedness of the applicable purchaser made in favor of the Borrower or any Subsidiary and exceeds 20% of the total consideration for such Asset Sale solely to the extent such non-cash portion does not exceed $1,000,000 and (ii) the Retail Sale.

SECTION 6.06. Restricted Payments; Restrictive Agreements

(a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) Borrower may declare and pay dividends to holders of a class of Equity Interests payable solely in Equity Interests of such class of Equity Interests held by such holders, (iii) the Borrower and the Subsidiaries may make Restricted Payments necessary to consummate (x) the Transactions, (y) working capital adjustments or purchase price adjustments payable pursuant to the Retail Sale Purchase Agreement and (z) the payment of indemnity, other similar obligations and any other payments under the Retail Sale Purchase Agreement, (iv) Restricted Payments (x) to pay withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) in connection with the exercise of stock options or warrants by such Person and (y) to repurchase Equity Interests in consideration of such payments (including deemed repurchases in connection with the exercise of stock options), (v) Restricted Payments in respect of fractional shares, (vi) so long as (A) no Default or Event of Default shall have occurred or be continuing or would result therefrom and (B) the Leverage Ratio is less than or equal to 1.0 to 1.0 before and after giving effect to such dividend or customary distribution, the Borrower may declare and pay dividends or make other customary distributions ratably to its equity holders consistent with past practice and (vii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by employees, directors, officers and consultants of the Borrower or the Subsidiaries or make payments to employees directors, officers and consultants of the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death, termination or disability of such employees directors, officers and consultants in an aggregate amount not to exceed $1,500,000 in any fiscal year.

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document and documents executed in connection with the Real Estate Subsidiary Financing, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets, as applicable, that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Subsidiary that is not a Loan Party by the terms of any Indebtedness of such Subsidiary permitted to be incurred hereunder, (D) clause (i) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) the foregoing shall not apply to restrictions or conditions imposed by the US Agencies Trust Preferred Note Documents or the Borrower Trust Preferred Note Documents, (F) the foregoing shall not apply to restrictions or conditions imposed by the Closing Date Subordinated Debt Documents, (G) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment or sublease thereof and (H) the foregoing shall not apply to customary restrictions in leases, subleases, licenses or asset sale agreements and other similar contracts otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto.

SECTION 6.07. Transactions with Affiliates

Except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) Restricted Payments may be made to the extent provided in Section 6.06, (c) the incurrence by the Borrower of the Closing Date Subordinated Debt and the other Subordinated Debt and the execution, delivery and performance by each Loan Party of the Closing Date Subordinated Debt Documents and the other Subordinated Debt Documents to which it is party, (d) transactions among Loan Parties or any entity that becomes a Loan Party as a result of such transaction and (e) the payment of fees, costs and expenses in connection with, and the consummation of, the Transactions and the Retail Sale Purchase Agreement (including, without limitation, all fees, costs, and expenses payable under the Closing Date Subordinated Debt Documents to the administrative agent and lenders thereunder in accordance with the Intercreditor and Subordination Agreement.

SECTION 6.08. Business of the Borrower; Limitation on Hedging Agreements

(a) With respect to Borrower, engage in any business activities or have any assets or liabilities other than (a) its ownership of the Equity Interests in its direct wholly-owned Subsidiaries (and indirect Subsidiaries) and activities incidental thereto, (b) activities necessary or advisable to consummate the Transactions and Retail Sale, (c) corporate maintenance activities (including the payment of taxes and similar administrative expenses associated with being a holding company), (d) performance of its obligations under the Subordinated Debt, the Loan Documents and other permitted Indebtedness, (e) making any public offering of its common stock or any other issuance of its Equity Interests not prohibited by Article VI, (f) participation in tax, accounting and other administrative matters as a member of the consolidated group of Borrower and its Subsidiaries, (g) providing indemnification to officers and directors, (h) engaging in activities incidental or reasonably related to the foregoing, and (i) engaging in any transaction that the Borrower is otherwise expressly permitted to enter into or consummate under this Article VI.

(b) Enter into any Hedging Agreement other than (a) any such agreement or arrangement entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities or (b) any such agreement entered into to hedge against fluctuations in interest rates or currency incurred in the ordinary course of business and consistent with prudent business practice; provided that in each case such agreements or arrangements shall not have been entered into for speculation purposes.

SECTION 6.09. Other Indebtedness; Amendments to Retail Sale Purchase Documentation.

(a) Other Indebtedness and Agreements; Amendments to Acquisition Documentation. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which the Subordinated Debt or any other Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if (i) in the case of the Closing Date Subordinated Debt, such waiver, supplement, modification, amendment, termination or release is not permitted under the Intercreditor and Subordination Agreement or (ii) in the case of the other Subordinated Debt or Material Indebtedness, the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner materially adverse to the Borrower or any of the Subsidiaries or the Lenders.

(b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, whether in cash, property, securities or a combination thereof, any Indebtedness, except (A) the payment of the Indebtedness created hereunder, (B) refinancings of Indebtedness permitted by Section 6.01, (C) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (D) payments of intercompany Indebtedness to the extent that such intercompany Indebtedness is expressly permitted to remain outstanding pursuant to the terms of this Agreement, or (E) the payment of Closing Date Subordinated Debt in accordance with the terms of the Intercreditor and Subordination Agreement, (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s sole option be paid in kind or in other securities or (iii) to optionally or voluntarily redeem any Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to the issuance of any TruPS and any related TruPS instrument, at any time prior to the date that is six months after the Maturity Date;

(c) (i) Permit any waiver, supplement, modification, amendment, termination or release of, or fail to enforce strictly the terms and conditions of, any of the indemnities furnished to the Borrower and Affirmative Services, Inc. pursuant to the Retail Sale Purchase Documentation such that after giving effect thereto such indemnities shall be, taken as a whole, materially less favorable to the interests of the Borrower and Affirmative Services, Inc. or the Secured Parties with respect thereto or (ii) otherwise permit any waiver, supplement, modification, amendment, termination or release of, or fail to enforce the terms and conditions of, any of the Retail Sale Purchase Documentation which, taken as a whole, is materially adverse to the interests of the Borrower and Affirmative Services, Inc. or the Secured Parties without the consent of the Required Lenders; provided that it shall be agreed that (x) any decreases in the purchase price, deferred consideration or escrow amounts, (y) changes to the mechanics of release of the deferred consideration or escrow (which would result in the deferred consideration or escrow amount being reduced or delayed) or (z) changes to the terms of the (I) Transition Services Agreement (as defined in the Retail Sale Purchase Agreement) which impose additional obligations or duties on the Borrower and its Subsidiaries or (II) Distribution Agreement (as defined in the Retail Sale Purchase Agreement) shall be deemed materially adverse.

SECTION 6.10. Capital Expenditures

Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year to exceed $1,750,000; provided, however, (x) if the aggregate amount of permitted Capital Expenditures in respect of any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.10 for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount may be added to the amount of Capital Expenditures permitted under this Section 6.10 for the immediately succeeding (but not any other) fiscal year and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover).

SECTION 6.11. Minimum Reserves

Permit the aggregate amount of reserves maintained by the Regulated Insurance Subsidiaries to be less than the Required Reserves at the end of any fiscal year.

SECTION 6.12. Minimum EBITDA

Permit, as of the last day of any fiscal quarter, Consolidated EBITDA of the Borrower and its consolidated Non-Regulated Subsidiaries (excluding, for the avoidance of doubt, the Regulated Insurance Subsidiaries and any Subsidiaries thereof) for such fiscal quarter to be less than the Required Minimum EBITDA.

SECTION 6.13. Minimum Risk-Based Capital Ratio

The Borrower will not permit the Risk-Based Capital Ratio for any Regulated Insurance Subsidiary determined on an individual basis calculated as of the last day of any fiscal quarter to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ended	Ratio
December 31, 2013	300%
March 31, 2014	300%
June 30, 2014	375%
September 30, 2014	350%
December 31, 2014 and the last day of each fiscal quarter thereafter (if deferred consideration in Retail Sale is received)	300%
December 31, 2014 and the last day of each fiscal quarter thereafter (if deferred consideration in Retail Sale is not received)	350%

SECTION 6.14. Loss Ratio

Borrower shall not permit the Loss Ratio of the Regulated Insurance Subsidiaries, on a consolidated basis but excluding prior period development, calculated for the previous twelve-month period as of the last day of each fiscal quarter, to be greater than 80%.

SECTION 6.15. Reserved.

SECTION 6.16. Fiscal Year

Change its fiscal year-end to a date other than December 31 (unless otherwise approved by the Administrative Agent).

ARTICLE VII.

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.05, 5.08 or 5.17 (and such default, with respect to Section 5.17, shall continue unremedied for a period of 5 Business Days) or in Article VI;

(e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days;

(f) (i) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Subordinated Debt or any other any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Subordinated Debt or any other Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Subordinated Debt or any other Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) except as otherwise permitted herein, the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any organizational action for the purpose of authorizing any of the foregoing;

(i) one or more final judgments for the payment of money in an aggregate amount in excess of $2,500,000 or other judgments that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (to the extent not covered by third party indemnities or by insurance as to which the applicable insurance company is solvent and has not disputed coverage) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

(j) an ERISA Event described in clause (b) of the definition thereof shall have occurred or any other ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $2,500,000;

(k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny that it has any further liability under its Guarantee (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected and, with respect to the Secured Parties, first priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on any material Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing Equity Interests pledged under the Guarantee and Collateral Agreement;

(m) (i) the Subordinated Collateral Agent shall deny that it has any further liability under the Intercreditor and Subordination Agreement, (ii) the Intercreditor and Subordination Agreement shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or the Subordinated Collateral Agent shall repudiate its obligations thereunder, or (iii) the Obligations (or the Liens securing the Obligations) for any reason shall not have the priority contemplated by (A) in respect of the Closing Date Subordinated Debt, the Intercreditor and Subordination Agreement and (B) in respect of any other Subordinated Debt, the applicable subordination provisions;

(n) there shall have occurred a Change in Control; or

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event either or both of the following actions may be taken: the Administrative Agent, at the request of the Required Lenders shall, declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity.

Notwithstanding anything to the contrary contained in Article VII, for purposes of determining whether an Event of Default has occurred under any financial covenant set forth in Sections 6.12, any equity contribution (in the form of common equity) made to the Borrower after the last day of any fiscal quarter and on or prior to the day that is 15 days after the day on which financial statements are required to be delivered for that fiscal quarter (the “Cure Expiration Date”) will, at the request of the Borrower (the “Cure Notice”), be included in the calculation of EBITDA]solely for the purposes of determining compliance with such financial covenants at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (any such equity contribution, a “Specified Equity Contribution”); provided that (a) the Borrower shall not be permitted to so request that a Specified Equity Contribution be included in the calculation of EBITDA with respect to any fiscal quarter on any more than two total occasions, (b) no more than $5,000,000 Specified Equity Contributions will be made in the aggregate, (c) the amount of any Specified Equity Contribution and the use of proceeds therefrom will be no greater than the amount required to cause Borrower to be in compliance with such financial covenants, and (d) all Specified Equity Contributions and the use of proceeds therefrom will be disregarded for all other purposes under the Loan Documents (including calculating EBITDA for purposes of determining basket levels and other items governed by reference to EBITDA) and (e) the proceeds of all Specified Equity Contributions will be applied to prepay the Loans. For purposes of this paragraph, the term “Relevant Four Fiscal Quarter Period” shall mean, with respect to any requested Specified Equity Contribution, the four fiscal quarter period ending on (and including) the fiscal quarter in which EBITDA will be increased as a result of such Specified Equity Contribution.

ARTICLE VIII.

The Agents

Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf, including the execution of the other Loan Documents, and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized by the Lenders to execute any and all documents (including releases and the Security Documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or any of their respective Affiliates as if it were not an Agent hereunder.

No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries or any of their respective Affiliates that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity; provided that the no Agent shall be required to take any action that, in its reasonable opinion or the reasonable opinion of its counsel, may expose such Agent to liability (which is not indemnified) or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law and (d) no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.08 and Article VII) or in the absence of its own (or its Related Parties’) gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers under any Loan Document by or through any one or more sub-agents appointed by it (other than a Disqualified Institution). Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties (other than a Disqualified Institution). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent in such capacity and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the term facility provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Borrower, to appoint a successor; provided that during the existence and continuance of an Event of Default no such consent of the Borrower shall be required. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent with the prior consent (not to be unreasonably withheld or delayed) of the Borrower; provided that during the existence and continuance of an Event of Default no such consent of the Borrower shall be required. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent. In addition, notwithstanding the effectiveness of a resignation by the Administrative Agent hereunder, (a) the retiring Administrative Agent may, in its sole discretion, continue to provide the services of the Administrative Agent solely with respect to administering, collecting and delivering any payments of principal, interest, fees, premium or other amounts in respect of the Loans and maintaining the books and records relating thereto (such Administrative Agent acting in such capacity, the “Paying Agent”), (b) the term “Administrative Agent” when used in connection with any such functions shall be deemed to mean such retiring Administrative Agent in its capacity as the Paying Agent and (c) such retiring Administrative Agent shall, in its capacity as the Paying Agent, continue to be vested with and enjoy all of the rights and benefits of an Administrative Agent hereunder. With effect from the Resignation Effective Date, (1) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents and (2) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments owed to the retiring Agent), and the retiring Agent shall be discharged, to the extent not already discharged, from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation under the Loan Documents, the provisions of this Article and Section 9.06 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent. The Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement or any other Loan Document.

Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arranger, or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agents (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agents shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts earned, due and payable to the Lenders and the Agents under Sections 2.05 and 9.06 allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agents and, in the event that the Agents shall consent to the making of such payments directly to the Lenders, to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 2.05 and 9.06.

The Secured Parties irrevocably authorize each Agent, at its option and in its discretion: (a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (iii) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders; (b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(g) and 6.02(h); (c) to release any Guarantor from its obligations under the Guaranty and each other Loan Document if such Person ceases to be a Subsidiary (or otherwise constitutes an Excluded Subsidiary) as a result of a transaction permitted under the Loan Documents; and (d) to enter into each Security Document (including the Intercreditor and Subordination Agreement) and any customary intercreditor agreements as required herein for the benefit of the Lenders and the other Secured Parties and the Lenders hereby agree to be bound thereby.

Upon request by the Agents at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or the Administrative Agent’s authority to subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Article VIII.

The Agents shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

ARTICLE IX.

Miscellaneous

SECTION 9.01. Notices

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section 9.01), notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to the Borrower or any other Loan Party, to the Borrower at Affirmative Insurance Holdings, Inc., Attention of Joseph Fisher, 4450 Sojourn Drive, Suite 500, Addison, TX 75001 (Tel. No. (630) 560-7080) (Fax No. (877) 417-2261) (e-mail: joseph.fisher@affirmativeinsurance.com) and to Affirmative Insurance Holdings, Inc., Attention of Michael McClure, 4450 Sojourn Drive, Suite 500, Addison, TX 75001 (Tel. No. (630) 560-7205) (Fax No. (877) 730-6844) (e-mail: michael.mcclure@affirmativeinsurance.com) (with a copy to Attention of Michelle Kilkenney, 300 N. LaSalle St., Chicago IL 60654 (Tel. No. (312-862-2000)(Fax No. (312-862-2200) (e-mail: mkilkenney@kirkland.com);

(ii) if to the Administrative Agent, to Credit Suisse AG, Cayman Islands Branch, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Tel No. (919) 994-6369) (Fax No. (212) 322-2291); email: agency.loanops@credit-suisse.com;

(iii) if to the Collateral Agent, to Credit Suisse AG, Cayman Islands Branch, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Attention of Loan Operations – Boutique Management (Tel No. (212) 538-3525); email: list.ops-collateral@credit-suisse.com; and

(iv) if to a Lender, to it at its address (or fax number) set forth in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto or set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by fax shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, return e-mail or other written acknowledgment); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto in accordance with the provisions hereof.

(d) The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public

Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Facility.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT.

SECTION 9.02. Survival of Agreement

All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other documents delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any such other party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 and Article VIII shall survive and remain operative and in full force and effect regardless of the expiration or termination of this Agreement (or any provisions hereof), the consummation of the transactions contemplated hereby, the repayment of any Loan, the invalidity or unenforceability of any provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Arranger or any Lender.

SECTION 9.03. Binding Effect

This Agreement shall become effective when it shall have been executed and delivered by each of the parties hereto and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party (in each case, except as otherwise expressly permitted herein) may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 9.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 9.04, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 9.04 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) to an Eligible Assignee; provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 9.04 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section 9.04, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing and other than in connection with the initial syndication of the Facility, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section 9.04 and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) such assignment is in connection with the initial syndication of the Facility; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Agent, manually), together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable tax forms.

(v) No Assignment to Certain Persons. No such assignment shall be made to (x) a Disqualified Institution, or any Person who, upon becoming a Lender hereunder, would constitute a Disqualified Institution or (y) the Borrower or any Subsidiary or Affiliate thereof, including any Permitted Holder or any Sponsor Related Entity.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.14, 2.16, 2.20 and Section 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This section shall be construed so that the Loans or other obligations under the Loan Documents are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire and all applicable tax forms completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(iv) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower, to such assignment, the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (d).

(e) [Reserved]

(f) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor or all or any substantial part of the Collateral. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.05(c) with respect to any payments made by such Lender to its Participant(s).

The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(g)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.21 as if it were an assignee under paragraph (b) of this Section 9.04; and (B) shall not be entitled to receive any greater payment under Sections 2.14, 2.16 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive . Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05. Expenses; Indemnity

(a) The Borrower agrees to pay all reasonable out-of-pocket costs and expenses (subject to receipt of reasonably detailed supporting backup documentation) incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, the Arranger or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder (in the case of legal fees and expenses, limited to the reasonable fees, disbursements and other charges of (x) Latham & Watkins LLP, counsel for the Administrative Agent and the Collateral Agent and (y) if reasonably necessary, one local counsel in any relevant jurisdiction and, in connection with any such enforcement or protection, the reasonable fees, disbursements and other charges of Latham & Watkins LLP or one primary counsel for the Administrative Agent and the Collateral Agent and one primary counsel for the Lenders (taken as a whole) and, solely in the case of an actual or perceived conflict of interest, one additional counsel to each group of similarly situated affected persons).

(b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs and expenses, including reasonable counsel fees, disbursements and other charges (the “Indemnified Liabilities”), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous

Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Related Parties) and, upon such determination, any indemnification payments with respect to such losses, claims, damages, liabilities or related costs and expenses previously received by such Indemnitee shall be subject to reimbursement by such Indemnitee) or (y) a dispute solely amongst the Indemnities (other than any claims against the Administrative Agent in its capacity as the administrative agent, the arranger or any similar role hereunder and other than any claims arising out of any act or omission of the Borrower or any of its subsidiaries). The Borrower shall not be liable for any settlement in connection with any Indemnified Liabilities effected without the Borrower’s written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s written consent or if there is a final judgment against such Indemnitee, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements by reason of such settlement or judgment in accordance with the other provisions of this Section 9.05. The Borrower shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (A) such settlement includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such proceedings and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnitee. In case any proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrower of the commencement of any proceeding.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent or the Arranger under paragraph(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or the Arranger, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or the Arranger in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate outstanding Loans.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and it hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions or the other transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Arranger or any Lender. All amounts due under this Section 9.05 shall be payable promptly following written demand therefor (including documentation reasonably supporting such demand).

SECTION 9.06. Right of Setoff

If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than Excluded Accounts) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07. Applicable Law

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE OF NEW YORK; PROVIDED, THAT THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN IN DETERMINING (A) THE INTERPRETATION OF A CLOSING DATE MATERIAL ADVERSE EFFECT AND WHETHER A CLOSING DATE MATERIAL ADVERSE EFFECT HAS OCCURRED, (B) THE ACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE BORROWER (OR ITS AFFILIATES) HAVE THE RIGHT (WITHOUT REGARD TO ANY NOTICE REQUIREMENT) TO TERMINATE ITS OBLIGATIONS (OR TO REFUSE TO CONSUMMATE THE RETAIL SALE) UNDER THE RETAIL SALE PURCHASE AGREEMENT AND (C) WHETHER THE RETAIL SALE HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE RETAIL SALE PURCHASE AGREEMENT (IN EACH CASE, WITHOUT REGARD TO THE LAWS OF ANY OTHER JURISDICTION THAT MIGHT BE APPLIED BECAUSE OF THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF DELAWARE).

SECTION 9.08. Waivers; Amendment

(a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly and adversely affected thereby (it being understood that the waiver (or amendment to the terms of) of any mandatory prepayment of the Loans, any obligation of the Borrower to pay interest at the default rate, or any Default or Event of Default shall not constitute such an extension of any date scheduled for the payment of principal, interest or fees or decrease thereof), (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV, or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of this Section 9.08 or the definition of the term “Required Lenders,” or release substantially all the Guarantors (except to the extent permitted hereby), without the prior written consent of each Lender, or (iv) except as permitted hereby, release all or substantially all of the Collateral without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any Loan Document, without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.

(b) Notwithstanding anything to the contrary contained in this Section 9.08, if at any time after the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(c) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans with a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of such respective Loans) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Loans of such tranche, and, subject to the terms hereof, otherwise modify the terms of such Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate and/or fees payable in respect of such Loans (each, an “Extension”; and each group of Loans, in each case as so extended, as well as the original Loans (in each case not so extended), being a separate “tranche”), so long as the following terms are satisfied (or waived):

(i) no Event of Default shall have occurred and be continuing as of the date the Extension Offer is delivered to the Lenders;

(ii) except as to interest rates, AHYDO payments, fees (including, without limitation, upfront fees), funding discounts, prepayment premium, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by the Extended Lenders), the Loans of any Lender that agrees to an Extension with respect to such Loans owed to it (an “Extending Lender”) extended pursuant to any Extension (“Extended Loans”) shall have substantially the same terms (or terms not materially less favorable (taken as whole) to existing Lenders or terms that are applicable only to periods after the then applicable maturity date with respect to such tranche of Loans) as the tranche of Loans subject to such Extension Offer;

(iii) the final maturity date of any Extended Loans shall be no earlier than the latest maturity date of the Loans extended thereby and at no time shall the Loans (including Extended Loans) have more than three different maturity dates;

(iv) the Weighted Average Life to Maturity of any Extended Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans extended thereby;

(v) any Extended Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) with non-extending tranches of Loans in any voluntary or mandatory prepayments in respect of the applicable Loans, in each case as specified in the respective Extension Offer;

(vi) if the aggregate principal amount of Loans (calculated on the outstanding principal amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer;

(vii) all documentation in respect of such Extension shall be consistent with the foregoing; and

(viii) any applicable Minimum Extension Condition shall have been satisfied unless waived by the Borrower.

With respect to all Extensions consummated by the Borrower pursuant to this Section 9.08(c), (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.12 or 2.13, and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided, that the Borrower may at its election specify as a condition to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Loans of any or all applicable tranches be tendered (a “Minimum Extension Condition”). The Lenders hereby consent to the transactions contemplated by this 9.08(c) (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit or conflict with any such Extension or any other transaction contemplated by this Section 9.08(c).

No consent of any Lender shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans (or a portion thereof). All Extended Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents and secured by the Collateral on a pari passu basis with all other applicable Obligations, and shall, without limiting the foregoing, benefit equally and ratably with the other Obligations from the guarantees and security interests created by the Loan Documents. The Lenders hereby irrevocably authorize the Agents to (and the Agents shall) enter into amendments to this Agreement and the other Loan Documents (including, without limitation, modifications to provisions regarding pro rata payments or sharing of payments (provided, in no event shall any such modification entered into by the Agents pursuant to the foregoing authorization cause or enable any such Extension to rank senior to, or receive or share in payments on a more favorable basis than pro rata with respect to, the other Loans)) with the Borrower (on behalf of all Loan Parties) as may be necessary or appropriate in order to establish new tranches or subtranches in respect of Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Agents and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this subsection. Without limiting the foregoing, in connection with any Extensions the applicable Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed by the Lenders to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date referenced therein is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Collateral Agent). In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof (which such notice the Administrative Agent shall promptly forward to the Lenders; provided, the Administrative Agent’s delivery to the Lenders thereof shall not constitute a condition to or requirement for the effectiveness of any such Extension or be included in the determination of such ten (10) Business Day period), and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent and the Borrower, in each case acting reasonably to accomplish the purposes of this Section 9.08(c). This Section 9.08(c) shall supersede any other provisions of this Agreement to the contrary.

SECTION 9.09. Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10. Entire Agreement

This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Arranger and the Lenders ) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability

In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction) to the extent permitted by applicable law. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process

(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality

Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors involved in the Transactions, including any numbering, administration or settlement service providers, (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Person shall inform the Borrower promptly thereof to the extent lawfully permitted to do so (except with respect to any audit or examination conducted by accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16 for the benefit of the Borrower, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the prior written consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16 or other confidentiality obligation owed to the Borrower or its Affiliates. For the purposes of this Section, “Information” shall mean all information received from (or on behalf of) the Borrower other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by (or on behalf of) the Borrower, that to the knowledge of such Person, is not in violation of any confidentiality obligation owed the Borrower or its Affiliates; provided, that in the case of Information received from (or on behalf of) the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information. Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, each of the parties hereto agrees that each other party hereto (and each of its employees, representatives or agents) are permitted to disclose to any Persons, without limitation, the tax treatment and tax structure of the Loans and the other transactions contemplated by the Loan Documents and all materials of any kind (including opinions and tax analyses) that are provided to the Loan Parties, the Lenders, the Arranger or any Agent related to such tax treatment and tax aspects. To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information or any other term or detail not related to the tax treatment or tax aspects of the Loans or the transactions contemplated by the Loan Documents.

SECTION 9.17. Senior Indebtedness. For the purposes of the Subordinated Debt, the Obligations of the Borrower hereunder are “Senior Indebtedness” (as defined in the Subordinated Debt Documents) and shall be senior and superior in right of payment to the obligations under the Subordinated Debt.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AFFIRMATIVE INSURANCE HOLDINGS, INC., as Borrower

By:	/s/ Michael J. McClure
Name: Michael J. McClure
Title: Acting Chief Executive Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC, as Sole Lead Arranger and Bookrunner

By:	/s/ Eric Lee
Name: Eric Lee
Title: Authorized Signatory

Schedule I

Commitments

Lender	Term Loan Commitment	Pro Rata Share
Credit Suisse Loan Funding LLC	$40,000,000	100%

Total	$40,000,000	100%

Exhibit A

ADMINISTRATIVE QUESTIONNAIRE

I. Borrower Name: Affirmative Insurance Holdings, Inc.

II. Legal Name of Lender for Signature Page:

III. Name of Lender for any eventual tombstone:

IV. Legal Address:

V. Contact Information:

	Credit Contact	Operations Contact	Legal Contact

Name:

Title:

Address:

Telephone:

Facsimile:

Email:

VI. Lender’s Wire Payment Instructions:

Pay to:	(Name of Lender)

	(ABA#)	(City/State)

	(Account #)	(Account Name)

Exhibit A - 1

ADMINISTRATIVE QUESTIONNAIRE

Borrower Name: Affirmative Insurance Holdings, Inc.

VII. Organizational Structure:

Foreign Branch, organized under which laws

Tax withholding Form Attached (For Foreign Buyers)

☐	Form W-9

☐	Form W-8

☐	Form 4224 effective:

☐	Form 1001

☐	W/Hold % effective

☐	Form 4224 on file with Administrative Agent from previous current year’s transaction

VIII.	Payment Instructions:

Servicing

Site:

Pay To:

IX.	Name of Authorized Officer:

Name:

Signature:

Date:

Exhibit A - 2

X.	Institutional Investor Sub-Allocations:

Institution Legal:

Fund Manager:

Sub-Allocations:

Exact Legal Name (for documentation purposes)	Sub- Allocation (Indicate US$)	Direct Signer to Credit Agreement (Yes / No)	Purchase by Assignment (Yes / No)	Date of Post Closing Assignment

1.

2.

3.

4.

5.

6.

7.

Total

Special Instructions

Exhibit A - 3

Exhibit B

AFFIRMATIVE INSURANCE HOLDINGS, INC.

FORM OF AFFILIATE SUBORDINATION AGREEMENT

AFFILIATE SUBORDINATION AGREEMENT dated as of [            ], 200            (this “Agreement”), among the subordinated lenders listed on Schedule 1 hereto (each a “Subordinated Lender” and collectively, the “Subordinated Lenders”), AFFIRMATIVE INSURANCE HOLDINGS, INC.(“Borrower”) and each Subsidiary listed on Schedule 2 hereto (together with the Borrower, each a “Subordinated Borrower” and collectively, the “Subordinated Borrowers”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement (as defined below), for the benefit of the Lenders (as defined in the Credit Agreement referred to below).

Reference is made to the Credit Agreement dated as of September 30, 2013 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto, the Administrative Agent, and other parties thereto.

Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All references to articles, sections, exhibits and schedules shall be deemed references to articles and sections of, and exhibits and schedules to, this Agreement, unless the context shall otherwise require.

The ability under the Credit Agreement of any Subordinated Borrower to incur Indebtedness to any Subordinated Lender is conditioned upon the execution and delivery by such Subordinated Lender and each Subordinated Borrower of an agreement in the form hereof pursuant to which such Subordinated Lender agrees to subordinate its rights with respect to the Subordinated Obligations (as defined below) to the rights of the Senior Lenders (as defined below) under the Credit Agreement, all on the terms set forth herein.

Accordingly, each Subordinated Lender, each Subordinated Borrower and the Administrative Agent, on behalf of itself and each Senior Lender (and each of their respective successors or permitted assigns), hereby agrees as follows:

SECTION 1. Subordination. (a) Each Subordinated Lender hereby agrees that all its right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Lenders and the Agents (each, as defined in the Credit Agreement and collectively, the “Senior Lenders”) in respect of the Obligations of the Borrower arising under the Credit Agreement and the other Loan Documents, including the payment of principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Subsidiary whether or not a claim for post-filing interest is allowed or allowable in any such proceeding), fees, charges, expenses, indemnities, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof (collectively, the “Senior Obligations.”). For purposes

Exhibit B- 1

hereof, “Subordinated Obligations” means all obligations of each Subordinated Borrower to each Subordinated Lender in respect of Indebtedness, including in respect of principal, premium (if any), interest, fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect thereof.

(b) Each Subordinated Borrower and each Subordinated Lender agrees (in each case solely with respect to the Subordinated Obligations in respect of which it is the obligor or obligee, as the case may be, and solely with respect to each Subordinated Borrower or Subordinated Lender that is its counterparty on such Subordinated Obligations) that no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of any Subordinated Borrower or received, accepted or demanded, directly or indirectly, by or on behalf of any Subordinated Lender at any time when an Event of Default exists as defined under the Credit Agreement.

(c) Except as otherwise permitted under the Credit Agreement, upon any distribution of the assets of any Subordinated Borrower or upon any dissolution, winding up, liquidation or reorganization of any Subordinated Borrower, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any general assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Subordinated Borrower, or otherwise:

(i) the Senior Lenders shall first be entitled to receive indefeasible payment in full in cash of the Senior Obligations (whenever arising) (other than indemnification obligations and other contingent obligations not then due and payable) before any Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations of such Subordinated Borrower, whether of principal, interest or otherwise; and

(ii) any payment by, or on behalf of, or distribution of the assets of, such Subordinated Borrower of any kind or character, whether in cash, securities or other property, to which any Subordinated Lender would be entitled except for the provisions of this Section 1 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent, for the benefit of the Senior Lenders (pro rata, in accordance with the respective amounts of the Senior Obligations owed to each of the Senior Lenders), until the indefeasible payment in full of all Senior Obligations (other than indemnification obligations and other contingent obligations not then due and payable).

At any time when an Event of Default exists under the Credit Agreement, each Subordinated Lender agrees not to ask, demand, sue for or take or receive from any Subordinated Borrower in cash, securities or other property or by setoff, purchase or redemption (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Obligations and agrees that in connection with any proceeding involving any Subordinated Borrower under any bankruptcy, insolvency, reorganization, arrangement, receivership or similar law (i) the Administrative Agent is irrevocably authorized and empowered (in its own name or in

Exhibit B - 2

the name of such Subordinated Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the applicable Subordinated Obligations and enforcing any security interest or other Lien securing payment of such Subordinated Obligations) as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Senior Lenders and (ii) such Subordinated Lender shall duly and promptly take such action as the Administrative Agent may request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Senior Lenders and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (B) execute and deliver to the Administrative Agent such irrevocable powers of attorney, assignments or other instruments as the Administrative Agent may request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other Liens securing payment of, the applicable Subordinated Obligations and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations. A copy of this Agreement may be filed with any court as evidence of the Senior Lenders’ right, power and authority hereunder.

(d) In the event that any payment by, or on behalf of, or distribution of the assets of, any Subordinated Borrower of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be received by or on behalf of any Subordinated Lender or any Affiliate thereof at a time when such payment is prohibited by this Agreement, such payment or distribution shall be held by such Subordinated Lender or Affiliate in trust (segregated from other property of such Subordinated Lender or Affiliate) for the benefit of, and shall promptly be paid over to, the Administrative Agent, for the benefit of the Senior Lenders (pro rata, in accordance with the respective amounts of the Senior Obligations owed to each of the Senior Lenders), until the indefeasible payment in full in cash of all Senior Obligations (other than indemnification obligations and other contingent obligations not then due and payable).

(e) Subject to the prior indefeasible payment in full in cash of the Senior Obligations (other than indemnification obligations and other contingent obligations not then due and payable), each applicable Subordinated Lender shall be subrogated to the rights of the Senior Lenders to receive payments or distributions in cash, securities or other property of each applicable Subordinated Borrower applicable to the Senior Obligations until all amounts owing on the Senior Obligations shall be indefeasibly paid in full in cash, and, as between and among a Subordinated Borrower, its creditors (other than the Senior Lenders) and the applicable Subordinated Lenders, no such payment or distribution made to the Senior Lenders by virtue of this Agreement that otherwise would have been made to any applicable Subordinated Lender shall be deemed to be a payment by the applicable Subordinated Borrower on account of the Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Subordinated Lenders and the Senior Lenders.

(f) Without the prior written consent of the Administrative Agent, no Subordinated Borrower shall give, or permit to be given, and no Subordinated Lender shall receive, accept or demand, (i) any security of any nature whatsoever for any Subordinated Obligations on any

Exhibit B - 3

property or assets, whether now existing or hereafter acquired, of any Subordinated Borrower or any subsidiary of any Subordinated Borrower, unless such security shall by its terms be subject to enforcement and collection by the Administrative Agent in connection with any action in respect of enforcement or collection taken under paragraph (c) above or (ii) any Guarantee, of any nature whatsoever, by any Subordinated Borrower or any subsidiary of any Subordinated Borrower, of any Subordinated Obligations other than any Guarantee subordinated to the Senior Obligations on terms substantially identical to (and no less favorable (taken as a whole) in any significant respect to the Senior Lenders than) those hereof. Each Subordinated Lender agrees that all the proceeds of any such security or Guarantee shall be subject to the provisions hereof with respect to payments and other distributions in respect of the Subordinated Obligations.

(g) Each Subordinated Lender and each Subordinated Borrower agrees that all Subordinated Obligations will be evidenced solely by a single promissory note in substantially the form attached hereto as Annex 1, and that such promissory note and any and all instruments or records now or hereafter creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend (or other legend reasonably acceptable to Administrative Agent):

“Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Affiliate Subordination Agreement dated September 30, 2013, among the Subordinated Lenders, the Subordinated Borrowers and Credit Suisse AG, Cayman Islands Branch, in its capacity as Administrative Agent, which Affiliate Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.”

(h) Each Subordinated Lender agrees that, except for claims submitted in any proceeding contemplated by Section 1(c) hereof, it will not take any action to cause any Subordinated Obligations to become payable prior to their scheduled maturity (which, in the case of any demand notes, shall be the date demand is made thereunder) or exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation if the payment of such Subordinated Obligation is then prohibited by this Agreement, and each Subordinated Lender further agrees not to file, or to join with any other creditors of any Subordinated Borrower in filing, any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of such Subordinated Borrower or any other marshalling of the assets and liabilities of such Subordinated Borrower (provided that this prohibition shall in no event be construed so as to limit any Subordinated Lender’s right to cause any Subordinated Obligations to become payable prior to their scheduled maturity if all the outstanding Loans under the Credit Agreement have been declared due and payable prior to their scheduled maturity dates). Each Subordinated Lender further agrees, to the fullest extent permitted under applicable law, that it shall not cause any Subordinated Borrower to file any such petition, commence any such proceeding or make any such assignment referred to above until all Senior Obligations have been indefeasibly paid in full in cash (other than indemnification obligations and other contingent obligations not then due and payable).1

Exhibit B - 4

SECTION 2. Waivers and Consents. (a) Each Subordinated Lender waives (to the extent permitted by applicable law) the right to compel that the Collateral or any other assets of property of any Subordinated Borrower or the assets of property of any guarantor of the Senior Obligations or any other Person be applied in any particular order to discharge the Senior Obligations. Each Subordinated Lender expressly waives the right to require the Senior Lenders to proceed against any Subordinated Borrower, the Collateral or any guarantor of the Senior Obligations or any other Person, or to pursue any other remedy in any Senior Lender’s power which such Subordinated Lender cannot pursue and which would lighten such Subordinated Lender’s burden, notwithstanding that the failure of any Senior Lender to do so may thereby prejudice such Subordinated Lender. Each Subordinated Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Senior Lenders reduced by any Senior Lender’s delay in proceeding against or enforcing any remedy against any Subordinated Borrower, the Collateral or any guarantor of the Senior Obligations or any other person; by any Senior Lender releasing any Subordinated Borrower, the Collateral or any other guarantor of the Senior Obligations or any other person from all or any part of the Senior Obligations; or by the discharge of any Subordinated Borrower, the Collateral or any guarantor of the Senior Obligations or any other Person by an operation of law or otherwise, with or without the intervention or omission of a Senior Lender. Any Senior Lender’s vote to accept or reject any plan of reorganization relating to any Subordinated Borrower, the Collateral, or any guarantor of the Senior Obligations or any other person, or any Senior Lender’s receipt on account of the Senior Obligations other than the indefeasible payment in full in cash thereof of any cash securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate or reduce the obligations of any Subordinated Lender hereunder to the Senior Lenders.

(b) Each Subordinated Lender waives (to the extent permitted by applicable law) all rights and defenses arising out of an election of remedies by the Senior Lenders, even though that election of remedies, including, without limitation, any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of such Subordinated Lender’s rights of subrogation, reimbursement or contribution against any Subordinated Borrower or any other guarantor of the Senior Obligations or any other person. Each Subordinated Lender expressly waives (to the extent permitted by applicable law) any rights or defenses it may have by reason of protection afforded to any Subordinated Borrower or any other guarantor of the Senior Obligations or any other person with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property Collateral for the Senior Obligations.

[1]	An LLC owner cannot agree to not file – the provision says “ to the extent permitted under applicable law”

Exhibit B - 5

(c) Each Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by a Senior Lender may be rescinded in whole or in part by the Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the applicable Subordinated Borrower or any other guarantor or any other party upon or for any part thereof, or any Collateral or Guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Lenders, in each case without notice to or further assent by any Subordinated Lender, which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.

(d) Each Subordinated Lender waives (to the extent permitted by applicable law) any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lenders upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of each Subordinated Borrower in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between each Subordinated Borrower and the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement. Each Subordinated Lender acknowledges and agrees that the Senior Lenders have relied upon the subordination and other agreements provided for herein in consenting to the Subordinated Obligations. Each Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

SECTION 3. Transfers. Each Subordinated Lender shall not sell, assign or otherwise transfer or dispose of, in whole or in part, all or any part of the Subordinated Obligations or any interest therein to any other person (a “Transferee”) or create, incur or suffer to exist any security interest, Lien, charge or other encumbrance whatsoever upon all or any part of the Subordinated Obligations or any interest therein in favor of any Transferee unless (i) such action is made expressly subject to this Agreement and (ii) the Transferee, expressly acknowledges to the Administrative Agent, by a writing in form and substance reasonably satisfactory to the Administrative Agent the subordination and other agreements provided for herein and in such writing agrees to be bound by all of the terms of this Agreement, including, without limitation, this Section 3, as if such person were a Subordinated Lender.

SECTION 4. Senior Obligations Unconditional. All rights and interests of the Senior Lenders hereunder, and all agreements and obligations of the Subordinated Lenders and the Subordinated Borrowers hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;

Exhibit B - 6

(c) any exchange, release or nonperfection of any Lien in any collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of, or consent to departure from, any Guarantee of any of the Senior Obligations; or

(d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Subordinated Borrower in respect of the Senior Obligations, or of the Subordinated Lender or any Subordinated Borrower in respect of this Agreement.

SECTION 5. Representations and Warranties. Each Subordinated Lender represents and warrants to the Administrative Agent, for the benefit of the Senior Lenders, that:

(a) It (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and (b) has the corporate or limited liability company power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement, each of the other Loan Documents each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

(b) This Agreement has been duly executed and delivered by such Subordinated Lender and constitutes a legal, valid and binding obligation of such Subordinated Lender, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) This Agreement (a) has been duly authorized by all requisite corporate, partnership or limited liability company and, if required, stockholder, partner or member action and (b) will not (i) violate (A) any (I) provision of law, statute, rule or regulation, or (II) of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary or (B) any order of any Governmental Authority or arbitrator or any order, judgment or decree of any court or other agency of government binding on the Borrower or any Subsidiary except to the extent such violation could not reasonably be expected to result in a Material Adverse Effect.

(d) No consent or authorization of filing with, or other act by or in respect of, any Governmental Authority, is required in connection with the execution, delivery or performance of this Agreement, except (i) such as may be required by applicable laws governing the Insurance Business or (ii) such as have been made or obtained and are in full force and effect, other than, in the case of each of the foregoing, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect or which are not material to the consummation of this Agreement.

SECTION 6. Waiver of Claims. (a) To the maximum extent permitted by law, each Subordinated Lender waives any claim it might have against any Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Senior Lender or its directors, officers, employees, agents or Affiliates with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral, with the exception of all such claims arising as a result of any Senior Lender’s gross negligence, bad faith or willful misconduct. Neither the

Exhibit B - 7

Senior Lenders nor any of their respective directors, officers, employees, agents or Affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or any Guarantee or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Subordinated Borrower or any Subordinated Lender or any other person or to take any other action whatsoever with regard to the Security Documents, including, without limitation, the Guarantee and Collateral Agreement, or any part thereof.

(b) Each Subordinated Lender, for itself and on behalf of its successors and permitted assigns, hereby waives (to the extent permitted by applicable law) any and all now existing or hereafter arising rights it may have to require the Senior Lenders to marshal assets for the benefit of such Subordinated Lender, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Collateral or enforcement of the Loan Documents. The Senior Lenders are under no duty or obligation, and each Subordinated Lender hereby waives any right it may have to compel the Senior Lenders, to pursue any guarantor or other person who may be liable for the Senior Obligations, or to enforce any Lien or security interest in any Collateral.

(c) Each Subordinated Lender hereby waives (to the extent permitted by applicable law) and releases all rights which a guarantor or surety with respect to the Senior Obligations could exercise.

(d) Each Subordinated Lender hereby waives (to the extent permitted by applicable law) any duty on the part of the Senior Lenders to disclose to it any fact known or hereafter known by the Senior Lenders relating to the operation or financial condition of any Subordinated Borrower or any guarantor of the Senior Obligations, or their respective businesses. Each Subordinated Lender enters into this Agreement based solely upon its independent knowledge of the applicable Subordinated Borrower’s results of operations, condition (financial or otherwise) and business and the Subordinated Lender assumes full responsibility for obtaining any further or future information with respect to the applicable Subordinated Borrower or its results of operations, condition (financial or otherwise) or business.

SECTION 7. Further Assurances. Each Subordinated Lender and each Subordinated Borrower, at their own expense and at any time from time to time, upon the written request of the Administrative Agent shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

SECTION 8. Expenses; Indemnification. (a) Each Subordinated Borrower shall pay or reimburse the Administrative Agent and the Senior Lenders, upon demand, for all their reasonable costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent and the Senior Lenders, in each case in accordance with, and subject to, Section 9.05 of the Credit Agreement.

Exhibit B - 8

(b) The Subordinated Borrowers shall, and jointly and severally agree to, pay, indemnify, and hold the Administrative Agent and the Senior Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the failure of such Subordinated Borrower or any applicable Subordinated Lender to perform any of its obligations arising out of or relating to this Agreement, in each case in accordance with, and subject to, Section 9.05 of the Credit Agreement; provided that such indemnity shall not, as to any such Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from primarily the gross negligence, willful misconduct or bad faith of such Indemnitee.

SECTION 9. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Subordinated Lenders and the Subordinated Borrowers on the other, and no other person shall have any right, benefit or other interest under this Agreement.

SECTION 10. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are indefeasibly paid in full in cash.

SECTION 11. Notices. All notices, requests and demands to or upon any party hereto shall be in writing and shall be given in the manner provided in Section 9.01 of the Credit Agreement.

SECTION 12. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original, but all of which taken together shall be deemed to constitute but one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 13. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 14. Integration. This Agreement represents the agreement of the Subordinated Borrowers, the Subordinated Lenders and the Senior Lenders with respect to the subject matter hereof and there are no promises or representations by any Subordinated Borrower, any Subordinated Lender or the Senior Lenders relative to the subject matter hereof not reflected herein.

Exhibit B - 9

SECTION 15. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, each affected Subordinated Borrower and each affected Subordinated Lender; provided that any provision of this Agreement may be waived by the Senior Lenders in a letter or agreement executed by the Required Lenders and each affected Subordinated Lender.

(b) No failure to exercise, nor any delay in exercising, on the part of the Senior Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 16. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 17. Successors and Assigns. (a) This Agreement shall be binding upon the successors and assigns of each of the Subordinated Borrowers and each of the Subordinated Lenders and shall inure to the benefit of the Senior Lenders and their respective successors and permitted assigns.

(b) Notwithstanding the provisions of Section 17(a) above, nothing herein shall be construed to limit or relieve the obligations of any Subordinated Lender pursuant to Section 3 of this Agreement, and no Subordinated Lender shall assign its obligations hereunder to any person (except as otherwise specifically permitted under Section 3 of this Agreement); any such assignment other than as specifically permitted under Section 3 shall be void.

SECTION 18. Governing Law., Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each Subordinated Lender hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Subordinated Lender or its properties in the courts of any jurisdiction.

Exhibit B - 10

(c) Each Subordinated Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Subordinated Lender hereby irrevocably consents to service of process in the manner provided for notices in Section 11 hereof. Nothing in this Agreement, the Credit Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

SECTION 20. Additional Subordinated Lenders. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument substantially in the form of Annex 2 attached hereto, such Subsidiary shall become a Subordinated Lender and a Subordinated Borrower hereunder with the same force and effect as if originally named as a Subordinated Lender and a Subordinated Borrower herein. The execution and delivery of any such instrument shall not require the consent of any other Subordinated Lender or Subordinated Borrower hereunder. The rights and obligations of each Subordinated Borrower and each Subordinated Lender herein shall remain in full force and effect notwithstanding the addition of any Subordinated Lender and Subordinated Borrower as a party to this Agreement.

[Remainder of page intentionally left blank]

Exhibit B - 11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

AFFIRMATIVE INSURANCE HOLDINGS, INC., as Subordinated Lender and Subordinated Borrower,

By:
Name:
Title:

[NAME OF SUBSIDIARY], as Subordinated Lender and Subordinated Borrower,

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:
Name:
Title:

Exhibit B - 12

Schedule 1 to

Affiliate Subordination Agreement

SUBORDINATED LENDERS

Schedule 1 - 1

Schedule 2 to

Affiliate Subordination Agreement

SUBORDINATED BORROWERS

Schedule 2 - 1

Annex 1 to

Affiliate Subordination Agreement

INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Note Number: 1	Dated: [ ], 200_

FOR VALUE RECEIVED, Affirmative Insurance Holdings, Inc., and each of its respective subsidiaries (collectively, the “Group Members” and each, a “Group Member”) which is a party to this intercompany subordinated demand promissory note (the “Promissory Note”) promises to pay to the order of such other Group Member as makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the (i) Credit Agreement dated as of September 30, 2013 (as amended, supplemented, replaced or otherwise modified from time to time, the “First Lien Credit Agreement”), among Affirmative Insurance Holdings, Inc., the Lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “First Lien Administrative Agent”) and as collateral agent (in such capacity, together with its successors and permitted assigns, the “First Lien Collateral Agent”), and the other parties thereto or (ii) the Second Lien Credit Agreement dated as of September 30, 2013 (as amended, supplemented, replaced or otherwise modified from time to time, the “Second Lien Credit Agreement” and, collectively with the First Lien Credit Agreement, the “Credit Agreement”), among Affirmative Insurance Holdings, Inc., the Lenders from time to time party thereto, JCF AFFM Debt Holdings, L.P., as administrative agent (in such capacity, the “Second Lien Administrative Agent”) and as collateral agent (in such capacity, together with its successors and permitted assigns, the “Second Lien Collateral Agent”), and the other parties thereto.

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon from time to time by the relevant Payor and Payee or, at the First Lien Administrative Agent’s (or, after the Discharge of the First Lien Loan Obligations, the Second Lien Administrative Agent’s), option following the occurrence and during the continuation of an Event of Default, at the rate per annum then applicable to ABR Loans, plus 2% per annum. Interest shall be due and payable on the last day of each month commencing after the date hereof or at such other times as may be agreed upon from time to time by the relevant Payor and Payee. Upon written demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Annex 1 - 1

Each Payor and any endorser of this Promissory Note hereby waives (to the extent permitted by applicable law) presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee to each of the First Lien Collateral Agent, for the benefit of the Secured Parties (as defined in the First Lien Credit Agreement) and the Second Lien Collateral Agent, for the benefit of the Secured parties (as defined in the Second Lien Credit Agreement, for the benefit of the Secured Parties, as security for such Payee’s obligations, if any, under the applicable loan agreements, indentures or other agreements to which such Payee is a party. Each Payor acknowledges and agrees that, subject to the Intercreditor and Subordination Agreement, the First Lien Administrative Agent, the Second Lien Administrative Agent, the other Secured Parties (as defined under each of the First Lien Credit Agreement) and the other Secured Parties (as defined in the Second Lien Credit Agreement) may exercise all the rights of the Payees under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Affiliate Subordination Agreement dated September 30, 2013 , among the Subordinated Lenders, the Subordinated Borrowers and Credit Suisse AG, Cayman Islands Branch, in its capacity as Administrative Agent, which Affiliate Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.

Notwithstanding anything to the contrary contained herein, in any other agreement or in any such promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any Subordinated Obligations made on or before the date hereof by any Group Member to any other Group Member, and (ii) except as permitted by the Credit Agreement, without the written consent of the Administrative Agent, shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional ‘subsidiary, an “Additional Payor”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional

Annex 1 - 2

Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

Annex 1 - 3

IN WITNESS WHEREOF, each Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:
Name:
Title:

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Annex 1 - 4

SCHEDULE A

TRANSACTIONS

ON

INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance This Date	Amount of Principal Paid This Date	Outstanding Principal Balance from Payor to Payee This Date	Notation Made By

Schedule A - 1

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to                      all of its right, title and interest in and to the Intercompany Subordinated Demand Promissory Note, dated [        ], 20     (as amended, supplemented, replaced or otherwise modified from time to time, the “Promissory Note”), made by Affirmative Insurance Holdings, Inc., and each of its respective subsidiaries or any other person that is or becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

The initial undersigned shall be the Group Members (as defined in the Promissory Note) party to the Affiliate Subordination Agreement on the date of the Promissory Note. From time to time after the date thereof, additional subsidiaries of the Group Members shall become parties to the Promissory Note (each, an “Additional Payee”) and a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder.

Dated:

[Remainder of page intentionally left blank]

Endorsement - 1

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:
Name:
Title:

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Endorsement - 2

Annex 2 to the

Affiliate Subordination Agreement

SUPPLEMENT NO. [ ] dated as of [            ] (this “Supplement”), to the Affiliate Subordination Agreement dated as of [ ], 200_ (as amended, modified or supplemented, the “Affiliate Subordination Agreement”), among the subordinated lenders named therein (the “Subordinated Lenders”), the subordinated borrowers named therein (the “Subordinated Borrowers”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Senior Lenders.

A. Reference is made to the Affiliate Subordination Agreement.

B. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Affiliate Subordination Agreement.

C. Each of the Subordinated Lenders and each of the Subordinated Borrowers have entered into the Affiliate Subordination Agreement in order to induce the Senior Lenders to make loans and other extensions of credit under the Credit Agreement and the other Loan Documents. Section 20 of the Affiliate Subordination Agreement provides that subsidiaries of Affirmative Insurance Holdings, Inc., may become Subordinated Lenders and Subordinated Borrowers under the Affiliate Subordination Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subordinated Party”) is executing this Supplement to become a Subordinated Lender and a Subordinated Borrower under the Affiliate Subordination Agreement in accordance with the terms of the Credit Agreement as consideration for loans and letters of credit previously made or issued or to be made or issued under the Credit Agreement.

Accordingly, the Administrative Agent and the New Subordinated Party agree as follows:

SECTION 1. In accordance with Section 20 of the Affiliate Subordination Agreement, the New Subordinated Party by its signature below becomes a Subordinated Lender and a Subordinated Borrower under the Affiliate Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Lender and a Subordinated Borrower and the New Subordinated Party hereby (a) agrees to all the terms and provisions of the Affiliate Subordination Agreement applicable to it as a Subordinated Lender and a Subordinated Borrower thereunder and (b) represents and warrants that the representations and warranties made by it as a Subordinated Lender and a Subordinated Borrower thereunder are true and correct on and as of the date hereof except for representations and warranties which by their terms refer to a specific date. Each reference to a “Subordinated Lender” or a “Subordinated Borrower” in the Affiliate Subordination Agreement shall be deemed to include the New Subordinated Party. The Affiliate Subordination Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subordinated Party represents and warrants to the Administrative Agent and the other Senior Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

Annex 2 - 1

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subordinated Party and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Affiliate Subordination Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Affiliate Subordination Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Affiliate Subordination Agreement. All communications and notices hereunder to the New Subordinated Party shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

SECTION 8. The New Subordinated Party agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent in accordance with Section 8 of the Affiliate Subordination Agreement.

[Remainder of page intentionally left blank]

Annex 2 - 2

IN WITNESS WHEREOF, the New Subordinated Party and the Administrative Agent have duly executed this Supplement to the Affiliate Subordination Agreement as of the day and year first above written.

[NAME OF NEW SUBORDINATED PARTY],
as New Subordinated Party

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent,

By:
Name:
Title:

Annex 2 - 3

Exhibit C

AFFIRMATIVE INSURANCE HOLDINGS, INC.

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the][any] Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing,

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit C - 1

including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	Affirmative Insurance Holdings, Inc.

4.	Administrative
	Agent:	Credit Suisse AG, Cayman Islands Branch, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of September 30, 2013, by and among the Borrower, the lenders from time to time party thereto and the Administrative Agent

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned	Aggregate Amount of Loans for all Lenders[7]	Amount of Loans Assigned[8]	Percentage Assigned of Loans[8]
		Term	$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ][9]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[8]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

Exhibit C - 2

Effective Date:                                  , 20            [TO BE INSERTED BY ADMINISTRATIVE AGENT UPON RECEIPT OF THIS ASSIGNMENT AND ASSUMPTION, THE ADMINISTRATIVE QUESTIONNAIRE (SOLELY IF THE ASSIGNEE IS NOT CURRENTLY A LENDER), THE PROCESSING AND RECORDATION FEE (IF REQUIRED AND NOT WAIVED) AND ANY OTHER DOCUMENT REQUIRED UNDER SECTION 9.04 OF THE CREDIT AGREEMENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][10]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][11]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

[9]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date
[10]	Add additional signature blocks as needed. Include both Approved Fund and manager making the trade (if applicable).
[11]	Add additional signature blocks as needed. Include both Approved Fund and manager making the trade (if applicable).

Exhibit C - 3

By:
Name:
Title:

Exhibit C - 4

[Consented to and]12 Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

[Consented to:

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:
Name:
Title:][13]

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[13]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit C - 5

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) except as provided for in clause (a) above, assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the other Loan Documents, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement and the other Loan Documents, duly completed and executed by [the][such] Assignee; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Collateral Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan

Annex 1 - 1

Documents are required to be performed by it as a Lender; (c) appoints and authorizes the Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent and Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (e) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof and (f) represents and warrants that it is not a Disqualified Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or PDF (or similar file) by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1 - 2

Exhibit D

AFFIRMATIVE INSURANCE HOLDINGS, INC.

FORM OF BORROWING REQUEST

Credit Suisse AG, Cayman Islands Branch as

Administrative Agent for the Lenders referred to below,

Eleven Madison Avenue

New York, NY 10010

Attention:

[Date]

Ladies and Gentlemen:

The undersigned, Affirmative Insurance Holdings, Inc., (the “Borrower”), refers to the Credit Agreement dated as of September [    ], 2013 (the “Credit Agreement”), among Affirmative Insurance Holdings, Inc., the Borrower, the Lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing (which is a Business Day)

(B)	Principal Amount of Borrowing[15]

(C)	Type of Borrowing[16]

(D)	Interest Period and the last day thereof[17]

(E)	Funds are requested to be disbursed to the Company’s account with (Account No. ).

(signature page follows)

[15]	Not less than $1,000,000 and in an integral multiple of $500,000.
[16]	Specify Eurodollar Borrowing or ABR Borrowing.
[17]	Which shall be subject to the definition of “Interest Period” and Section 2.02 of the Credit Agreement and end not later than the Maturity Date (applicable for Eurodollar Borrowings only).

Exhibit D - 1

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of the related Borrowing, the conditions to lending expressly specified in Section 4.01 of the Credit Agreement have been satisfied (or waived).

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:
Name:
Title:

Exhibit D - 2

Exhibit E

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

[provided under separate cover]

Exhibit E - 1

Exhibit F

FORM OF PERFECTION CERTIFICATE

[provided under separate cover]

Exhibit F - 1

Exhibit G

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT G-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Affirmative Insurance Holdings, Inc., each lender from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for such lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[ ]

Exhibit G-1 - 1

Exhibit G

EXHIBIT G-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Affirmative Insurance Holdings, Inc., each lender from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for such lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[ ]

Exhibit G-2 - 1

Exhibit G

EXHIBIT G-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Affirmative Insurance Holdings, Inc., each lender from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for such lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[ ]

Exhibit G-3 - 1

Exhibit G

EXHIBIT G-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September [            ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Affirmative Insurance Holdings, Inc., each lender from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for such lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[ ]

Exhibit G-4 - 1

Schedule 1.01(b)

Subsidiary Guarantors

Affirmative Management Services, Inc.

Affirmative Services, Inc.

Affirmative Insurance Group, Inc.

Affirmative Underwriting Services, Inc.

Affirmative Insurance Services, Inc.

USAgencies, L.L.C.

USAgencies Management Services, Inc.

Schedule 3.08(a)

Subsidiaries

LEGAL NAME	JURISDICTION OF INCORPORATION/FORMATION	BORROWER’S PERCENTAGE OF OWNERSHIP INTEREST IN SUBSIDIARY (DIRECT AND INDIRECT)	LOAN PARTY (Y/N)
Affirmative Management Services, Inc.	Texas	100%	Y
Affirmative Services, Inc.	Texas	100%	Y
Affirmative Insurance Group, Inc.	Texas	100%	Y
Affirmative Insurance Company	Illinois	100%	N
Affirmative Underwriting Services, Inc.	Texas	100%	Y
Affirmative Insurance Services, Inc.	Texas	100%	Y
Affirmative Insurance Company of Michigan	Michigan	100%	N
1500 Main, L.L.C.	Louisiana	100%	N
Affirmative Insurance Holdings Statutory Trust I	Delaware	100%	N
Affirmative Insurance Holdings Statutory Trust II	Delaware	100%	N
USAgencies, L.L.C.	Louisiana	100%	Y
USAgencies Management Services, Inc.	Louisiana	100%
USAgencies Casualty Insurance Company, Inc.	Louisiana	100%	N
US Agencies Direct Insurance Company	New York	100%	N
Affirmative Real Estate Investment LLC	Louisiana	100%	N

Schedule 3.08(b)

Additional Prohibitions and Restrictions

Affirmative Insurance Company is legally prohibited from paying dividends or making other distributions to pay any Indebtedness owed to the Borrower or any Subsidiary.

Schedule 3.09

Litigation

None.

Schedule 3.17

Environmental Matters

None.

Schedule 3.18

Insurance

COVERAGE AND LOCATION	AMOUNT INSURED	COMPANY AND POLICY NO.	TERM	PREMIUM
Commercial Package		Zurich American Insurance Company	09/08/13-09/08/14	$351,053
		CPO647659100
Property			Taxes & Fees	$6,259
Blanket Limit			Total Premium	$357,312
Personal Property	$22,003,912
Business Income & Extra Expense	$22,000,000
Earthquake (Note - each location has individual limits)	$25,000,000
Flood (Note - each location has individual limits)	$25,000,000
Deductibles:	All other Perils (AOP) $10,000
	Earthquake: $25,000
	Flood: $50,000
	Named Windstorm: 5% per unit of insurance
General Liability		Zurich American Insurance Company	09/08/13-09/08/14	Included
General Aggregate	$2,000,000	CPO647659100
Products/Completed Operations Aggregate	$2,000,000
Each Occurrence	$1,000,000

COVERAGE AND LOCATION	AMOUNT INSURED	COMPANY AND POLICY NO.	TERM	PREMIUM
Damages to Premises Rented to You (Fire Legal Liability)	$1,000,000
Medical Expense	$10,000
Personal & Advertising Injury	$1,000,000
Per location aggregate	$15,000,000 cap
Employee Benefits Liability	$1,000,000
Retro Date—07/01/11	$2,000,000 - Aggregate
	$1,000 per occ. Deductible
Commercial Automobile		Zurich American Insurance Company	09/08/13-09/08/14	Included
Liability - Any Auto Symbol 1	$1,000,000 (CSL)	CPO647659100
Auto Medical Payments - Owned Vehicles Symbol 2	$10,000
Uninsured/Underinsured Motorists - Owned Vehicles
Physical Damage
Comprehensive - Owned and hired vehicles symbols 2 & 8	Actual cash value or Cost of Repair	$1,000 Deductible
Collision - Owned and hired vehicles symbols 2 & 8	Actual cash value or Cost of Repair	$1,000 Deductible
Towing and Labor
Workers’ Compensation		American Guarantee & Liability Insurance Co	09/08/13-09/08/14	$140,507

7

COVERAGE AND LOCATION	AMOUNT INSURED	COMPANY AND POLICY NO.	TERM	PREMIUM
		WC647659900
WC Limit	Statutory		Taxes & Fees	$314
Employer’s Liability:			Total Annual	$140,821
Bodily Injury by Accident	$1,000,000 - Each Accident
Bodily Injury by Disease	$1,000,000 - Policy Limit
Bodily Injury by Disease	$1,000,000 - Each Employee
Endorsements:
Voluntary Compensation and Employers Liability Coverage Endorsement
Waiver or Our Right to recover From others Endorsement Blanket
Recover From Others Endorsements Blanket, Forein Voluntary Compensation
Umbrella Liability		Firemans Fund	09/08/13-09/08/14	$44,689
		SUO00015081698
Each Occurrence	$25,000,000
General Aggregate	$25,000,000
Products/Completed Operations Aggregate	$25,000,000
Retention	$0

8

COVERAGE AND LOCATION	AMOUNT INSURED	COMPANY AND POLICY NO.	TERM	PREMIUM
Directors & Officers		XL Specialty Insurance Company	7/9/12-7/9/13	$318,720
Limit of Liability	$10,000,000	ELU126283-12	7/9/13 to 8/8/13	a/p $26,135
Retention	$1,000,000		8/8/13 to 9/8/13	a/p $27,091
Pending & Prior Preceding Date	7/9/2004		9/8/13 to 10/8/13	a/p $26,135
Excess Directors & Officers—Side A		RSUI Indemnity Company	7/9/12-7/9/13	$150,000
Limit of Liability	$5,000,000	NJS647190	7/9/13 to 8/8/13	a/p $12,300
	(excess of $10,000,000)		8/8/13 to 9/8/13	a/p $12,750
			9/8/13 to 10/8/13	a/p $12,300
Professional Liability		Indian Harbor Insurance Company (XL)	7/9/12-7/9/13	$247,500
Limit of Liability	$5,000,000	ELU126289-12		$12,152 tax/fee
Retention	$250,000		7/9/13 to 8/8/13	a/p $20,295
Pending & Prior Preceding Date	7/9/2004			$0 tax/fee
			8/8/13 to 9/8/13	a/p $21,038

9

COVERAGE AND LOCATION	AMOUNT INSURED	COMPANY AND POLICY NO.	TERM	PREMIUM
				$1033 tax/fee
			9/8/13 to 10/8/13	a/p $20,295
				$1027.41 tax/fee
Employment Practices Liability		Greenwich Insurance Company (XL)	7/9/12-7/9/13	$98,000
Limit of Liability	$5,000,000	ELU126284-12	7/9/13 to 8/8/13	a/p $8,036
Retention	$150,000		8/8/13 to 9/8/13	a/p $8,330
Pending & Prior Preceding Date	7/9/2004		9/8/13 to 10/8/13	a/p $8,036
Crime		Indian Harbor Insurance Company (XL)	7/9/12-7/9/13	$30,000
Employee Dishonesty Blanket Form	$5,000,000	ELU126288-12		$1,475 tax/fee
Forgery or Alteration	$5,000,000		7/9/13 to 8/8/13	a/p $2,460
Theft Disappearance (Inside)	$5,000,000			$0 tax/fee
Theft Disappearance (Outside)	$5,000,000		8/8/13 to 9/8/13	a/p $2,550
Robbery of a Custodian Inside	$5,000,000			$125 tax/fee
Robbery of a Custodian Outside	$5,000,000		9/8/13 to 10/8/13	a/p $2,460
Robbery of a Custodian Safe	$5,000,000			$121 fax/fee
Computer Fraud	$5,000,000
Money Orders, Counterfeit Money	$5,000,000

10

COVERAGE AND LOCATION	AMOUNT INSURED	COMPANY AND POLICY NO.	TERM	PREMIUM
Retention	$250,000
Fiduciary		Greenwich Insurance Company (XL)	7/9/12-7/9/13	$13,500
Limit of Liability	$5,000,000	ELU126291-12	7/9/13 to 8/8/13	a/p $1,107
Retention	$50,000		8/8/13 to 9/8/13	a/p $1,148
Pending & Prior Preceding Date	7/9/2004		9/8/13 to 10/8/13	a/p $1,107

11

Schedule 3.19(a)

UCC Filing Offices

LOAN PARTY	TYPE OF FILING	FILING OFFICE
Affirmative Insurance Holdings, Inc.	UCC-1 Financing Statement	Secretary of State of Delaware

Affirmative Management Services, Inc.	UCC-1 Financing Statement	Secretary of State of Texas

Affirmative Services, Inc.	UCC-1 Financing Statement	Secretary of State of Texas

Affirmative Insurance Group, Inc.	UCC-1 Financing Statement	Secretary of State of Texas

Affirmative Underwriting Services, Inc.	UCC-1 Financing Statement	Secretary of State of Texas

Affirmative Insurance Services, Inc.	UCC-1 Financing Statement	Secretary of State of Texas

USAgencies, L.L.C.	UCC-1 Financing Statement	East Baton Rouge Parish Clerk of Court, Louisiana

USAgencies Management Services, Inc.	UCC-1 Financing Statement	East Baton Rouge Parish Clerk of Court, Louisiana

Affirmative Insurance Holdings, Inc.	IP Security Agreement	United States Patent and Trademark Office

Affirmative Underwriting Services, Inc.	IP Security Agreement	United States Patent and Trademark Office

Schedule 3.20

Owned and Leased Real Property

Name	City	State	Street Address	Zip	Landlord	Tenant	Commencement	Expiration
Baton Rouge Legal	Baton Rouge	LA	5420 Corporate Blvd., Ste 103	70808	Corporate 5420, LLC	AMSI	8/1/2009	7/31/2014

Baton Rouge Office	Baton Rouge	LA	7163 Florida Boulevard	70806	Bon Carre Business Center II, LLC	AMSI	Unit 81: 12/2/09; Unit 20: 1/8/10	1/7/2020

Burr Ridge Office	Burr Ridge	IL	150 Harvester Drive, Ste. 200	60527	BJF Estancia I, LLC	APHI	3/1/2013	3rd Floor: 11/30/2016; 2nd Floor: 11/30/2021

Dallas Legal Office	Dallas	TX	1201 Main Street, Ste. 2424	75202	RAK Main Place Associates, LP	APHI	8/1/2010	2/29/2016

Addison Office	Addison	TX	4450 Sojourn Drive, Ste. 500	75001	TNPPM Lakeview Sojourn, LLC	APHI	12/1/2009	3/3/2015

Michigan Claims Office	Plymouth	MI	409 Plymouth Road, Stes. 121—123, 125, 126, 128, 129 and 202, 203	48170	Parkview Properties, LLC	AMSI	4/1/2013	3/31/2014

West Monroe	Chicago	IL	227 West Monroe Street, Ste. 3880	60606	227 Monroe Street, Inc.	APHI	12/1/2006	7/31/2016

Schedule 3.25

Regulated Insurance Subsidiary Permits

Affirmative Insurance Company:

NAIC Company Code: 42609 Domicile: Illinois		NAIC Group Code: 3596	FEIN: 34-1385465	Incorporated: 06-10-1983
State	Certificate Number	Original Effective Date	Amended	Authorized Lines of Business
Alabama		December 16, 2004	September 13, 2006	Property; Miscellaneous Casualty, Surety Including Official Surety Bonds, Marine

Arizona	1951 #M-0900222	October 18, 1985	July 16, 2001	Casualty without Workers’ Compensation; Property

Arkansas	2603	August 27, 1998	July 16, 2001 January 2, 2007	Property; Casualty (Excluding Workers Compensation); Surety; Marine

California	7959 (Co No: 4870-2)	September 29, 2004	February 1, 2007	Fire; Marine; Liability; Burglary; Automobile; Miscellaneous

Connecticut		December 31, 1989	February 18, 1997 May 1, 2010 July 16, 2001	Worker’s Compensation Effective 05/01/2010 Existing Business Only

Florida	1935	February 22, 1989	March 26, 1991	Fire; Allied Lines; Farmowners Multi Peril; Homeowners Multi Peril; Commercial Multi Peril; Inland Marine; Earthquake; Workers’ Compensation (deleted effective 07/13/2004); Other Liability; Private Passenger Auto Liability; Commercial Automobile Liability; PPA Physical Damage; Commercial Auto Physical Damage; Fidelity; Surety; Glass; Burglary and Theft; Boiler and Machinery; Livestock; Industrial Fire; Industrial Extended Coverage

Georgia	2000690	September 25, 1989	July 16, 2001	Property; Marine and Transportation; Casualty (Including Workers’ Compensation); Surety

Idaho	2488	May 28, 1991	July 16, 2001	Casualty, Excluding Work Comp; Surety; Marine and Transportation; Property

Illinois		December 23, 1991	7/16/2001 9/13/2006	Class 2 (Casualty, Fidelity and Surety): Accident and Health; Vehicle; Liability; Workers’ Compensation; Burglary and Forgery; Glass; Fidelity and Surety; Miscellaneous; Other Casualty Risks; Contingent Losses; Livestock and Domestic Animals; Legal Expense Insurance Class 3 (Fire and Marine, etc.): Fire; Elements; War, Riot and Explosion; Marine and Transportation; Vehicle; Property Damage, Sprinkler Leakage and Crop; Other Fire and Marine Risks; Contingent Losses; Legal Expense Insurance

Indiana		May 16, 1988	January 9, 2004 February 6, 2004 January 31, 2007	Class II (Casualty): Accident and Health—Disability; Workers’ Compensation (deleted 02/06/2004); Burglary, Theft; Glass; Boiler and Machinery; Automobile; Sprinkler; Liability; Fidelity & Surety without Bail Bonds; Miscellaneous Class III (Property): Fire, Windstorm, Hail, Loot, Riot; Sprinkler; Marine

15

Iowa	2520	December 8, 1988	July 16, 2001 January 26, 2004 September 13, 2006	Fire; Extended coverage; Other allied lines; Homeowners multiple peril; Commercial multiple peril; Earthquake; Growing crops; Ocean marine; Inland marine; Accident only; Accident and health; Hospital and medical expense; Group accident and health; Non-cancellable accident and health; Liability other than auto (BI); Liability other than auto (PD); Auto liability (BI); auto liability (PD); Auto physical damage; Aircraft physical damage; Fidelity; Surety; Glass; Burglary and theft; Boiler and machinery

Kansas		July 10, 1990	July 16, 2001 January 24, 2007	Fire; Windstorm & Hail; Extended Coverage; Optional Perils; Sprinkler Leakage; Business Interruption; Earthquake; Water Damage; Inland Marine; Rain; Automobile Physical Damage; Flood; Homeowners Policies; Automobile Liability; General Liability; Fidelity, Surety & Forgery Bonds; Glass; Burglary, Theft & Robbery; Boiler & Machinery; Malpractice Liability; Cargo Liability

16

Kentucky	301114	September 21, 1989	July 16, 2001 January 23, 2007	Property, Casualty (limited to vehicle, liability, burglary & theft, personal property floater, glass, boiler & machinery, leakage & fire extinguishing equipment, failure of certain institutions to record documents, automobile guaranty and miscellaneous), Surety; Marine & Transportation

Louisiana		December 24, 2008	November 16, 2012	Vehicle

Mississippi	8700043	November 1, 1987		Fire and Allied Lines; Casualty/Liability; Fidelity; Surety; Boiler and Machinery; Plate Glass; Inland Marine; Auto Phy Damage/Liab; Guaranty

Missouri	B1239782	January 9, 2003		Liability; Miscellaneous; Property

Nebraska	510	December 19, 1989	July 16, 2001 February 12, 2004	Property Insurance; Glass Insurance; Burglary and Theft Insurance; Boiler and Machinery Insurance; Liability Insurance; Vehicle Insurance; Fidelity Insurance; Surety Insurance; Marine Insurance

Nevada	17516	January 13, 2006	January 26, 2006 April 5, 2007	Casualty (Excluding Workers’ Compensation); Property

New Mexico	4955	March 3, 2004	February 22, 2007	Property (Excluding Marine and Transportation); Casualty; Vehicle

North Carolina	2936	December 30, 1988	March 25, 1997 May 11, 1999 July 16, 2001 September 5, 2013	Fire; Extended Coverage; Commercial Water Damage; Residential Water Damage; Burglary and Theft; Glass; Boiler and Machinery; Elevator; Animal; Automobile Collision; Other Collision; Automobile Personal Injury Liability; Other Personal Injury Liability; Automobile Property Damage Liability; Other Property Damage Liability; Workmen’s Compensation & Employer’s Liability; Fidelity and Surety; Motor Vehicle and Aircraft Property Damage, Fire, Theft, Comprehensive, Collision; Inland Marine (RESTRICTED – NO NEW BUSINESS)

17

North Dakota		December 11, 1989	July 16, 2001	Casualty; Property

Ohio		July 17, 1983		Accident & Health; Aircraft; Allied Lines; Boiler & Machinery; Burglary & Theft; Collectively Renewable A & H; Commercial Auto—Liability; Commercial Auto—No Fault; Commercial Auto—Phys. Damage; Credit Accident & Health; Earthquake; Fidelity; Financial Guaranty; Fire; Glass, Group Accident & Health; Guaranteed Renewable A & H; Inland Marine; Multiple Peril—Commercial; Multiple Peril—Farmowners; Multiple Peril—Homeowners; Noncancellable A & H; Nonrenew—State Reasons (A&H); Ocean Marine; Other Accident only; Other Liability; Private Passenger Auto—Liab.; Private Passenger Auto-Other; Private Passenger-Phys Damage; Surety; Workers Compensation

Oklahoma	0096 AMENDED	February 2, 1995	July 16, 2001 January 22, 2007	Property; Casualty; Vehicle

Oregon	3277	November 23, 2005		Casualty (Excluding Workers’ Compensation)

Pennsylvania		February 7, 1995		Auto Liability; Inland Marine and Physical Damage

18

Rhode Island		August 22, 1998	March 20, 2007	All Lines of insurance except life, annuities, title, mortgage guaranty, financial guaranty and worker’s compensation.

South Carolina	160944	December 3, 2003		Property; Casualty

South Dakota	3371	December 5, 1989	7/16/2001 10/03/2001	Fire & Allied Lines; Inland & Ocean Marine; Bodily Injury (No Auto); Property Damage (No Auto); Bodily Injury (Auto); Property Damage (Auto); Physical Damage (Auto); Fidelity & Surety Bonds; Glass; Burglary & Theft; Boiler & Machinery; Bail Bonds

Tennessee		February 4, 1988	October 30, 2001 October 25, 2004 July 16, 2007	Property; Casualty; Surety

Texas Co No: 10-095910	95910 14275	May 11, 2004	January 30, 2007	Automobile—Liability & Physical Damage and reinsurance on all lines authorized to be written on a direct basis

Utah	12881	March 8, 2004		Liability; Property; Vehicle Liability

Virginia	42609	July 1, 1997	January 18, 2007	Fire; Miscellaneous Property; Farm Multiple Peril; Homeowners Multiple Peril; Commercial Multiple Peril; Inland Marine; Workers Compensation-Employer (withdrawn 07/02/2008); Liability Other Than Auto; Automobile Liability; Automobile Physical Damage; Fidelity; Surety; Glass; Burglary and Theft; Boiler and Machinery; Water Damage

Washington	2250	October 3, 2005		Vehicle

West Virginia	1155	October 7, 1988	July 16, 2001	Fire; Marine; Casualty; Surety

19

Wisconsin	10582	September 30, 1988	July 16, 2001	Fire, inland marine, and other property insurance; Liability and incidental medical expense insurance; Automobile and aircraft insurance; Fidelity insurance; Surety insurance; Miscellaneous

Affirmative Insurance Company of Michigan:

NAIC Company Code: 12569 Domicile: Michigan		NAIC Group Code: 3596	FEIN: 20-4352159	Incorporated: 02-14-2006
State	Certificate Number	Original Effective Date	Amended	Authorized Lines of Business
Michigan		May 8, 2006		Property; Automobile Insurance—Limited; Casualty: Automobile; Casualty: Liablity; Casualty: Misc—Other; Disability coverage supplemental to Auto Insurance

USAgencies Casualty Insurance Company, Inc.:

NAIC Company Code: 10295 Domicile: Louisiana		NAIC Group Code: 1345	FEIN: 72-1301527	Incorporated: 07/11/1995
State	Certificate Number	Original Effective Date	Amended	Authorized Lines of Business
Louisiana		September 15, 1995		Vehicle

20

USAgencies Direct Insurance Company:

NAIC Company Code: 10413 Domicile: New York		NAIC Group Code: 1345	FEIN: 13-3571448	Incorporated: 05/07/1987
State	Certificate Number	Original Effective Date	Amended	Authorized Lines of Business
Alabama	10413	March 19, 1997	August 10, 1999	Misc Casualty; Surety Excl Official Surety Bonds; Marine
Arizona	1669	April 17, 1997	August 9, 1999	Vehicle

Illinois			July 1, 2005	Class 2 (Casualty, Fidelity and Surety): Vehicle; Liability; Workers’ Compensation; Burglary and Forgery; Glass; Miscellaneous; Other Casualty Risks; Contingent Losses; Livestock and Domestic Animals; Legal Expense Insurance Class 3 (Fire and Marine, etc.): Marine and Transportaion; Vehicle; Property Damage, Sprinkler Leakage and Crop; Other Fire and Marine Risks; Contingent Losses

Indiana		November 15, 2000		Class II (Casualty): Accident and Health—Disability; Workers’ Compensation; Burglary, Theft; Glass; Boiler and Machinery; Automobile; Sprinkler; Liability; Credit; Title; Fidelity & Surety without Bail Bonds; Miscellaneous; Legal Expenses Class III (Property): Fire, Windstorm, Hail, Loot, Riot; Crop; Sprinkler; Marine

Iowa				Fire; Extended coverage; Other allied lines; Homeowners multiple peril (Inc. B.I.); Commercial multiple peril; Earthquake; Growing crops; Ocean Marine; Inland marine; Workers’ compensation; Liability other than auto (B.I.); Liability other than auto (P.D.); auto liability (B.I.); auto liability (P.D.); Auto physical damage; Aircraft physical damage; Glass; Burglary and theft; Boiler and machinery

21

Kentucky		December 16, 1996		Multiple Line—Health; Property; Surety; Casualty; Marine and transportation Insurance

Louisiana		February 19, 2002		Vehicle

Massachusetts	413792000	March 31, 1989	Surrender 1/26/2012	Ocean & Inland Marine

Montana	4445	August 24, 1999		Property; Marine; Casualty (excluding Workers’ Compensation)

Nevada	1719	September 24, 1998	December 31, 2000	Property; Casualty (excluding Workers’ Compensation)

New York		March 31, 1989	August 9, 1999	Fire; Miscellaneous property; Water damage; Burglary and theft; Glass; Boiler and machinery; Collision; Personal injury liability; Property damage liability; Motor vehicle and aircraft physical damage; Marine and inland marine; Marine protection and indemnity insurance

Ohio		December 31, 1989		Allied Lines; Boiler & Machinery; Burglary & Theft; Commercial Auto-Liability; Commercial Auto-No Fault; Commercial Auto-Phys. Damage; Earthquake; Fidelity; Fire; Glass; Inland Marine; Multiple Peril-Commercial; Multiple Peril-Farmowners; Multiple Peril-Homeowners; Ocean Marine; Other Liability; Private Passenger Auto-Liab; Private Passenger Auto-Other; Private Passenger-Physical Damage; Surety; Workers Compensation

22

Oregon	2803	March 31, 1989	August 9, 2999	Casualty (excluding Workers’ Compensation); Marine and Transportation

Texas	12703	December 12, 1990	November 30, 2000	Fire; Allied Coverages; Ocean Marine; Employers’ Liability; Automobile-Liability and Physial Damage; Liability other than Automobile; Glass; Burglary & Theft; Boiler & Machinery and Reinsurance on all lines authorized to be written on a direct basis

Washington	367	July 1, 1958	Withdrawn 12/15/2009	Property; Marine & Transportation; Vehicle; General Casualty

Wisconsin	12119	October 31, 1996	August 9, 1999	Fire, inland marine, and other property insurance; Ocean marine insurance; Liability and incidental medical expense insurance; Automobile and aircraft insurance; Miscellaneous

23

Schedule 6.01

Existing Indebtedness

1.	$4,809,496.66 4.95% Senior Secured Note due December 15, 2015 by 1500 Main, L.L.C. in favor of Wells Fargo Bank Northwest, N.A., secured by a Mortgage, Security Agreement and Assignment of Leases and Rents dated as of March 15, 2013 in respect of certain property located at 1500 Main Street, Baton Rouge, Louisiana.

2.	Sale-Leaseback Agreement by and among Affirmative Insurance Company and Key Equipment Finance Inc. pursuant to a Master Lease Agreement (No. MEF0802) dated and effective May 7, 2010, and Lease Schedule No. 01B dated May 20, 2010.

Schedule 6.02

Existing Liens

DEBTOR	JURISDICTION	SECURED PARTY	LIEN TYPE SEARCHED	FILING INFO	COLLATERAL
Affirmative Insurance Holdings, Inc.	Delaware Secretary of State	Dell Financial Services, L.P.	UCC	File No. 51175455 Filing Date 04/15/2005	All computer equipment and peripherals wherever located leased to Lessee by Lessor under Master Lease Agreement #6429829

Amend No. 20100969174 Filing Date 03/22/2010 Continuation

		Dell Financial Services L.L.C.		Amend No. 20101110091 Filing Date 03/31/2010 Change Name of Secured Party

	Delaware Secretary of State	Cisco Systems Capital Corporation	UCC	File No. 63705696 Filing Date 10/24/2006	Debtor’s right, title and interest in all equipment and relating insurance and records between Lessee and Lessor

Amend No. 20113454991 Filing Date 09/08/2011 Continuation

	Delaware Secretary of State	CIT Technologies Corporation	UCC	File No. 20070422567 Filing Date 02/01/2007	All equipment and related peripherals between Lessee and Lessor

Amend No. 20120331787 Filing Date 01/26/2012 Continuation

DEBTOR	JURISDICTION	SECURED PARTY	LIEN TYPE SEARCHED	FILING INFO	COLLATERAL
	Delaware Secretary of State	Marquette Equipment Finance, LLC	UCC	File No. 20101131824 Filing Date 04/01/2010	All equipment leased by Marquette as Lessor to Affirmative Insurance Holdings as Lessee pursuant to Lease Schedule No. 001 under Master Lease Agreement No. MEF0802

Amend No. 20101386550 Filing Date 04/21/2010 Restated Collateral Description

Amend No. 20101802713 Filing Date 05/21/2010 Termination

	Delaware Secretary of State	Marquette Equipment Finance, LLC	UCC	File No. 20101386568 Filing Date: 04/21/2010	All equipment, software and personal property leased by Marquette as Lessor to Affirmative Insurance Holdings as Lessee pursuant to Lease Schedule No. 01B under Master Lease Agreement No. MEF0802

Amend No. 20102105389 Filing Date 06/16/2010 Termination

	Delaware Secretary of State	Marquette Equipment Finance, LLC	UCC	File No. 20101423445 Filing Date 04/23/2010	Securities account held by Comerica Securities on behalf of Pledgor and those certain securities in which Pledgor grants to Marquette a security interest in the Pledged Asset under a Brokerage Account Security Agreement dated April 1, 2010

Amend No. 20101800980 Filing Date 05/21/2010 Termination

26

DEBTOR	JURISDICTION	SECURED PARTY	LIEN TYPE SEARCHED	FILING INFO	COLLATERAL
USAgencies, L.L.C	Central Index, Louisiana	CIT Technology Financing Services, Inc.	UCC	File No. 091138538 Filing Date 08/05/2010	Equipment

		CIT Finance LLC	UCC	File No. 09-1160118 Filing Date 07/25/2011	Equipment

		CIT Finance LLC	UCC	File No. 171370706 Filing Date 11/04/2011	Equipment

27

Schedule 6.04

Existing Investments

Bank Name	Beneficiary	Bank Account #	Account Name	Location	Contact Name	Contact Number
Non-Restricted Securities

UBS Financial Services, Inc.	N/A	Yl 00961	Affirmative Insurance Company	New York, NY	Hank Ludwicki	212-821-2189

UBS Financial Services, Inc.	N/A	Y1 00880	Affirmative Insurance Company of Michigan	New York, NY	Hank Ludwicki	212-821-2189

UBS Financial Services, Inc.	N/A	Y1 02255	US Agencies Casualty Insurance Company	New York, NY	Hank Ludwicki	212-821-2189

UBS Financial Services, Inc.	N/A	Y1 02306	US Agencies Direct Insurance Company	New York, NY	Hank Ludwicki	212-821-2189

Comerica Bank	N/A	4085000178	US Agencies Direct Insurance Company	Detroit, MI	Ralph Johnston	313-222-9053

Comerica Bank	N/A	2085001302	Affirmative Insurance Company of Michigan	Detroit, MI	Ralph Johnston	313-222-9053

Comerica Bank	N/A	4085000310	US Agencies Direct Insurance Company	Detroit, MI	Ralph Johnston	313-222-9053

Varadero Partners, LP	N/A	Varadero Master Fund	US Agencies Casualty Insurance Company	New York, NY	Li-Fen Yip	212-715-6812

Restricted Securities

Trusts:

UBS Financial Services, Inc.	Old American—AAF	Y1 02564	Affirmative Insurance Company—OACM A-Affordable Trust	New York, NY	Hank Ludwicki	212-821-2189

Comerica Bank	Old American—AAF	2085001384	Affirmative Insurance Company—OACM A-Affordable Trust	Detroit, MI	Ralph Johnston	313-222-9053

KeyBanc Capital Markets	Sales Leaseback	210-03011-217	Affirmative Insurance Company	Bellevue, WA	Tim Windus	425-709-4364

Frost National Bank	Vesta	WA570	Affirmative Insurance Company—Vesta AIC Trust	Fort Worth, TX	Chris Massey	817-420-5052

Northern Trust	Collateral	3800100029	Affirmative Insurance Holdings, Inc.		Allen Clingler	312-557-7415

Frost Bank	Collateral for Purchasing Card Program	710217	Affirmative Insurance Holdings, Inc.		Todd Coultas	214-515-4813

American Express Bank	Collateral for Corporate Amex Program	10112654	Affirmative Insurance Holdings, Inc.			800-437-3600

JP Morgan Chase	Pledged CD for Paymentech	100077314831	US Agencies Casualty Insurance Company		Belinda Crow	214-965-2654

Special Deposits:

UBS Financial Services, Inc. (NV)	Policyholder	Yl 00961	Affirmative Insurance Company	New York, NY	Hank Ludwicki	212-821-2189

UBS Financial Services, Inc. (NV)	Policyholder	Y1 02306	US Agencies Direct Insurance Company	New York, NY	Hank Ludwicki	212-821-2189

US Bank (GA)	Policyholder	61-584708200	Affirmative Insurance Company	Winston-Salem, NC	Carol J. Millican	800-575-6387

Capital One Bank (LA)	Policyholder	710415027	US Agencies Casualty Insurance Company	New Oleans, LA	Colleen McCarthy	504 533 3406

Capital One Bank (NY)	Policyholder	769737016	US Agencies Direct Insurance Company	New Oleans, LA	Colleen McCarthy	504 533 3406

Illinois National Bank (IL)	Policyholder	155	Affirmative Insurance Company (NAIC#42609)	Springfield, IL	Cathy Suhling	217-557-4639

Century Bank (NM)	Policyholder	4955	Affirmative Insurance Company	Santa Fe, NM	Annette Martinez	505-995-1211

US Bank (NC)	Policyholder	58-078477600	Affirmative Insurance Company	Winston-Salem, NC	Teressa Browning	919-424-6489

US Bank (SC)	Policyholder	222-121060003300	Affirmative Insurance Company	Winston-Salem, NC	Carol J. Millican	800-575-6387

Sun Trust Bank (VA)	Policyholder	7023549	Affirmative Insurance Company	Richmond, VA	Melissa Joy Wells	804-782-7792

Union Bank	Policyholder	6737304600	US Agencies Direct Insurance Company	Arizona	Denise Wong	415-705-7326

Central Bank	Policyholder	370006741	Affirmative Insurance Company	Missouri	Toni M. Charlton-Halbrook	573-751-4126

JP Morgan Chase (MI)	Policyholder	341000163	Affirmative Insurance Company of Michigan	Lansing, MI	Sue S Kohagen	517-373-8161

29